Exhibit 4.10

EXECUTION COPY

FIXED RATE FISCAL AND PAYING AGENCY AGREEMENT

Dated as of August 13, 2013

US$750,000,000 2.200% Fixed Rate Notes due 2018

Among

SABMiller Holdings Inc.

as Issuer

and

SABMiller plc

as Guarantor

and

The Bank of New York Mellon, acting through its London office as Fiscal Agent and London Paying Agent

and

The Bank of New York Mellon

as Principal Paying Agent, Registrar and Transfer Agent

This Fixed Rate Fiscal and Paying Agency Agreement (as the same may be amended, restated, modified or supplemented from time to time, the “Agreement”), is made on August 13, 2013 among SABMiller Holdings Inc., a Delaware corporation as Issuer (the “Issuer”), SABMiller plc, a public limited company duly organized and existing under the laws of England and Wales, as Guarantor (the “Guarantor”), The Bank of New York Mellon, acting through its London office, as fiscal agent (the “Fiscal Agent”) and London paying agent (the “London Paying Agent”), The Bank of New York Mellon as principal paying agent (the “Principal Paying Agent”, and together with the Fiscal Agent and the London Paying Agent, the “Paying Agents”, which term shall include successors of such Paying Agents) and as registrar (the “Registrar”) and transfer agent (in such capacity, the “Transfer Agent”) under this Agreement.

W I T N E S S E T H:

WHEREAS, the Issuer proposes to issue US$750,000,000 principal amount of its 2.200% fixed rate notes due 2018 (the “Notes”) fully and unconditionally guaranteed as to payment of principal, interest and any premium owing by the Issuer with respect to the Notes on a senior, unsecured basis by the Guarantor pursuant to a guarantee (the ‘‘Guarantee’’), a form of which is attached as Exhibit D hereto; and

WHEREAS, the Notes will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and will be offered and sold within the United States only to “qualified institutional buyers” (“QIBs”) as defined in and in reliance on Rule 144A under the Securities Act (“Rule 144A”) and outside the United States to persons other than US persons in reliance on Regulation S under the Securities Act (“Regulation S”); and

WHEREAS, the Issuer and the Guarantor wish to appoint the Fiscal Agent, the Paying Agents, the Transfer Agent and the Registrar (collectively, the “Agents”) as set forth above for the Notes upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

1. Appointment of Agents. The Issuer and the Guarantor appoint the Agents as their agents in respect of the Notes upon the terms and subject to the conditions set forth herein and in the Notes, and the Agents hereby accept such appointments. The Agents, and any successor or successors of such Agents qualified and appointed in accordance with Section 10 hereof, are herein referred to as if appointed hereunder. The Agents shall have the powers and authority granted to and conferred upon them in this Agreement and in the Notes and such further powers and authority to act on behalf of the Issuer and the Guarantor as may be mutually agreed upon by the Issuer, the Guarantor and the Agents. All of the terms and provisions with respect to such powers and authority contained in the Notes are subject to and governed by the terms and provisions hereof and the Notes. The obligations of the Agents are several and not joint.

2. Authorization of Notes; Form. (a) The issuance, offer, sale and delivery of the Notes delivered to the Registrar for authentication on issuance pursuant to Section 3 hereof shall be authorized in or pursuant to one or more resolutions of the Board of Directors of the Issuer, or a duly authorized Committee thereof, and by the Board of Directors of the Guarantor, or a duly authorized Committee thereof, certified in the case of each resolution on behalf of the Issuer by any member of the Board of Directors or the secretary or any person duly appointed by the Board of Directors of the Issuer and in the case of each resolution on behalf of the Guarantor by any member of the respective Board of Directors or the secretary or any person duly authorized by the respective Board of Directors of the Guarantor, to have been duly adopted by such Board or Committee and to be in full force and effect.

(b) Notes initially offered and sold in the United States to QIBs in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A shall be issued in the form of one or more Rule 144A Global Notes in registered form (the ‘‘Rule 144A Global Notes”), deposited with The Bank of New York Mellon as custodian for The Depository Trust Company (together with any successor clearing agency, “DTC”), (the “Custodian”), duly executed by the Issuer and authenticated by the Registrar as hereinafter provided. The face of each Rule 144A Global Note shall be substantially in the form of Exhibit A-1 hereto and shall bear the legend included therein relating to transfer restrictions.

Notes initially offered and sold outside the United States to persons other than US persons in reliance on Regulation S shall be issued in the form of one or more Regulation S Global Notes in registered form (the “Regulation S Global Notes”) deposited with the Custodian, duly executed by the Issuer and authenticated by the Registrar as hereinafter provided. The face of each Regulation S Global Note shall be substantially in the form of Exhibit A-2 hereto and shall bear the legend included therein relating to transfer restrictions.

The reverse of the Notes shall contain the Terms and Conditions of the Notes (the “Conditions”) substantially as set forth in Exhibit B-1 hereto.

(c) The aggregate principal amount of each of the Rule 144A Global Notes and each of the Regulation S Global Notes (collectively, the “Global Notes”) may from time to time be increased or decreased by adjustments made on the records of the Registrar as hereinafter provided. Every Global Note shall have affixed to its reverse a schedule substantially in the form of Exhibit B-2 hereto for the purpose of recording such adjustments (the “Schedule”).

The Notes shall be issued only in fully registered form without coupons in denominations of US $200,000 and integral multiples of US$1,000 in excess thereof (the “Authorized Denominations”).

(d) Definitive Notes issued pursuant to Section 5(b) hereof in the limited circumstances provided for therein in exchange for beneficial interests in the Global Notes shall be in the form of permanent serialized Notes in registered form (the “Definitive Notes”).

References herein to the “Notes” shall be deemed to include the Global Notes and the Definitive Notes unless the context requires otherwise. The Notes may have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with the rules of any securities depositary, clearance facility, securities exchange or governmental agency or as may, consistently herewith, be determined by an Authorized Officer (as defined in Section 3(a) below) of the Issuer executing such Notes, as conclusively evidenced by execution of such Notes.

(e) The Global Notes shall be initially registered in the name of Cede & Co. (“Cede”), the nominee of DTC. The Global Notes shall be held by the Custodian on behalf of DTC. The registered holder of the Global Notes, by its acceptance thereof, agrees that the Global Notes shall be transferred pursuant to Section 5 hereof only in whole and not in part to another clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As long as DTC or its nominee is the registered holder of a Global Note, such holder will be considered the absolute owner and holder of such Global Note for all purposes whatsoever. None of the Issuer, the Guarantor, the Custodian or any Agent will have any responsibility or liability for any aspect of the records relating to or payments made by DTC on account of beneficial interests in the Global Notes. Except as provided in Section 5(b) hereof, owners of beneficial interests in the Global Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive Definitive Notes and will not be considered owners or holders thereof under this Agreement.

(f) If from time to time a portion of the aggregate principal amount of a Global Note is repurchased and cancelled by the Issuer or the Guarantor, so long as the Custodian is in possession of such Global Note on behalf of DTC, the Registrar in lieu of issuing a new Global Note upon surrender of a Global Note, as would otherwise be required pursuant to the provisions hereof and of the Global Note, shall, and is authorized by the registered holder of the Global Note, by its acceptance thereof, to endorse on the Schedule (or on a continuation of such schedule affixed to the Global Note and made a part thereof), an appropriate notation evidencing the date and the reduction in the principal amount of the Global Note equal to the principal amount of the portion of the Global Note so repurchased and cancelled. The Registrar in endorsing the schedule (or such continuation thereof) affixed to a Global Note pursuant to the preceding sentence shall be subject to the same procedures as the issuance by the Registrar of new Notes, as described in Section 3 below, upon any repurchase of a portion of a Definitive Note, and all provisions hereof and of the Global Notes referred to in the first sentence of this paragraph (t) relating to the repurchase of Notes (other than those relating to the issuance and authentication of a new Note) shall apply to each repurchase resulting in a decrease in the principal amount of a Global Note.

3. Execution of Notes; Dating; Authentication. (a) Each Note shall be executed manually or by facsimile, imprint or other reproduction on behalf of the Issuer by one of its Authorized Officers (as defined below). With the delivery of this Agreement, each of the Issuer and the Guarantor is furnishing and from time to time thereafter may furnish a certificate substantially in the form of Exhibits C-l and C-2 hereto, respectively (an “Authorization Certificate”), each identifying and certifying the incumbency and specimen signatures of (i) authorized signatories, officers or directors (“Authorized Officers”) of the Issuer and the Guarantor authorized to execute the Notes and the Guarantee, as the case may be, and (ii) persons (together with the Authorized Officers, “Authorized Representatives”) authorized to act, and to give and receive instructions and notices on behalf of the Issuer or the Guarantor as the case may be, hereunder. Until the Agents receive a subsequent Authorization Certificate of the Issuer or the Guarantor as the case may be, the Agents shall be entitled to conclusively rely on the last Authorization Certificate delivered to them for purposes of determining such person’s

Authorized Officers and Authorized Representatives. Any such signature may be in facsimile and may be imprinted or otherwise reproduced. In case any person who shall have executed any Note or Guarantee shall cease for any reason to be an Authorized Officer before such Note or Guarantee shall be authenticated or delivered by the Fiscal Agent or the Registrar or disposed of by the Issuer, such Note or Guarantee may nevertheless be authenticated, delivered or disposed of as though such person had not ceased to be an Authorized Officer; and any Note or Guarantee may be executed on behalf of the Issuer or the Guarantor by any such person as, at the date of execution thereof, shall be an Authorized Officer, although at the date hereof any such person was not an Authorized Officer.

(b) The Fiscal Agent or the Registrar is authorized, upon receipt of the Notes duly executed on behalf of the Issuer for purposes of original issuance together with a letter from the Issuer regarding the authentication of such Notes with the Guarantee (the “Authentication Order”), to authenticate the Notes in the aggregate principal amount of US$750,000,000 and to deliver said Notes endorsed with the Guarantee by the Guarantor to or upon the written order of the Issuer signed by any Authorized Officer of the Issuer. Thereafter, the Fiscal Agent or the Registrar, as the case may be, is authorized to authenticate and deliver Notes in accordance with the provisions set forth herein or in the Notes.

(c) The Notes shall be dated the date of their authentication by the Fiscal Agent or the Registrar, as the case may be.

(d) The Notes or the Guarantee bearing the manual or facsimile signatures of individuals who were at any time the proper Authorized Officers of the Issuer or the Guarantor as the case may be, shall bind the Issuer or the Guarantor as the case may be, notwithstanding that such individuals or any of them have ceased to hold their offices prior to the authentication and delivery of such Notes or Guarantee, or did not hold such offices at the date of such Notes or Guarantee.

4. Payment. (a) In order to provide for the payment of principal of and interest on the Notes as the same shall become due and payable, the Issuer hereby agrees to pay to the Principal Paying Agent by wire transfer of immediately available funds for credit to the account of the Fiscal Agent as specified in Section 4(c) hereof prior to 10:00 a.m., New York City time, on each interest payment date or the maturity date (including a date fixed for redemption) of Notes, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, an amount which (together with any funds then held by any Paying Agent or the Registrar and available for the purpose) shall be sufficient to pay the interest or principal or both, as the case may be, becoming due on such date; provided, however, that if such date is not a Business Day, the Issuer shall make such payment on the next succeeding Business Day without any further interest or other amounts being paid or payable in connection therewith. A “Business Day” is any day which is not, in London, England, New York City or the place of payment of such interest or principal, a Saturday, Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law to close. The Fiscal Agent shall, upon receipt, apply such amounts to the payment due on such date and, pending such application, such amounts shall be held in trust by the Fiscal Agent for the benefit of the persons entitled thereto.

(b) In order to provide for the payment of any amount that the Guarantor is required by the terms of the Guarantee to pay or cause to be paid in respect of the Notes outstanding and any and all other amounts under this Agreement, as and when such amounts become due and payable pursuant to the Guarantee, the Guarantor hereby agrees, pursuant to the Guarantee, to pay that amount or to cause that amount to be paid to the Fiscal Agent at or prior to 10:00 a.m., New York City time, on the date for payment thereof as provided in the Guarantee. Any payment in full made by the Guarantor to the Fiscal Agent pursuant to this Section 4(b) or the corresponding provisions of the Guarantee shall constitute a full, irrevocable and unconditional discharge of the Guarantor’s obligations under the Guarantee, pro tanto, subject to the terms and conditions thereof.

(c) Payments to the Fiscal Agent by wire transfer of immediately available funds as provided in Section 4(a) or 4(b) hereof shall be made in US dollars to such account with such bank in New York City as the Fiscal Agent may from time to time notify to the Issuer and the Guarantor in writing no less than 10 Business Days in advance of the time any such payment is due and payable.

(d) The Issuer and the Guarantor shall procure that the bank through which any payments due hereunder are to be made will supply the Fiscal Agent by 10:00 a.m., New York City time, one Business Day prior to the due date for any such payment, an irrevocable confirmation (by tested telex, facsimile or Swift MT 100 Message) of its intention to make such payment.

(e) The Fiscal Agent and each other Agent that receives an amount paid to it hereunder for payment to the registered holders (directly or through another Agent) shall be entitled to deal with each amount paid to it hereunder in the same manner as other amounts paid to it as a banker by its customers; provided, however, that:

(i) it shall not exercise against any of the Issuer or the Guarantor a right of set-off or similar claim in respect thereof except for unpaid amounts due and payable to it under Section 8 hereof where the fiscal Agent may exercise its set off right; and

(ii) it shall only apply all such amounts to make payments under the Notes or to another Agent, as applicable, or as otherwise expressly provided in Section 4(h).

(f) Upon the Issuer and the Guarantor being discharged from their respective obligations to make payments in respect of any Notes pursuant to the Conditions and provided that there is no outstanding, bona fide and proper claim in respect of any such payments, the Fiscal Agent shall forthwith on demand pay to the Issuer or the Guarantor, as the case may be, an amount equal to any amounts paid to it by the Issuer or the Guarantor, as the case may be, for the purposes of such payments.

(g) If the Issuer or the Guarantor becomes liable to pay additional amounts pursuant to Section 3 of the Conditions (all such amounts being referred to as “Additional Amounts”), then at least five Business Days prior to the date of any payment by the Issuer or the Guarantor of principal or interest on the Notes, the Issuer or the Guarantor, as the case may be, will furnish the Fiscal Agent with a certificate which specifies the amount required to be withheld, if any, on such payment to registered holders of the Notes and the Additional Amounts, if any, due to such holders, and will pay to the Fiscal Agent such Additional Amounts as shall be required to be paid to such holders. All references in this Agreement to principal and interest, if any, in respect of Notes shall, unless the context otherwise requires, be deemed to mean and include all Additional Amounts, if any, payable in respect of such Notes as set forth in the Conditions.

(h) The Fiscal Agent shall be under no obligation whatsoever to make any payment until it receives funds from the Issuer or the Guarantor. However, if the Fiscal Agent pays out, or becomes liable to pay out, funds on or after the due date of payment therefor on the assumption that the corresponding payment by the Issuer or the Guarantor has been or will be made and such payment has in fact not been so made by the Issuer or the Guarantor, the Issuer or the Guarantor shall on demand reimburse the Fiscal Agent for such funds, including interest on such amount from the date on which it was paid out to the date of reimbursement at a rate per annum equal to the cost of the Fiscal Agent of funding the amount paid out, as certified by the Fiscal Agent, expressed as a rate per annum.

(i) Subject to the Issuer’s compliance with Section 4(a) hereof or the Guarantor’s compliance with Section 4(b) hereof, as the case may be, and subject to and in accordance with the Conditions, the Fiscal Agent will pay or cause to be paid on behalf of the Issuer, or the Guarantor, as the case may be, on and after each due date therefor the amounts due in respect of the Notes. If any payment provided for in such Section 4(a) is made late but otherwise in accordance with this Agreement, the Fiscal Agent will nevertheless endeavor to make such payment in respect of the Notes. However, unless and until the full amount of any such payment has been made to the Fiscal Agent, the Fiscal Agent will not be bound to make such payments.

5. Transfer of the Global Notes. (a) The Global Notes initially shall (i) be registered in the name of Cede as nominee for DTC, (ii) be delivered to the Custodian as custodian for DTC and (iii) bear legends as referred to in Section 2(b), substantially in the form provided for in Exhibit A-l and Exhibit A-2 hereof.

Members of, or participants in, DTC (“Participants”) shall have no rights under this Agreement with respect to any Global Notes held on their behalf by DTC, or the Custodian as its custodian, or under such Global Notes and Cede, as nominee for DTC, may be treated by the Issuer, the Guarantor, the Agents and any agent of the Issuer, the Guarantor or the Agents as the absolute owner of such Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (x) prevent the Issuer, the Guarantor, the Agents or any agent of the Issuer, the Guarantor or the Agents from giving effect to any written certification, proxy or other authorization furnished by DTC or (y) impair, as between DTC and its Participants, the operation of customary practices governing the exercise of the rights of a registered holder of any Note.

(b) Transfers of the Global Notes shall be limited to transfers of such Global Notes in whole, but not in part, to DTC, its successors or their respective nominees except as provided below. Interests of beneficial owners in the Global Notes may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 6 hereof. In addition, Definitive Notes shall be issued to beneficial owners of interests in the Global Notes, in exchange for such beneficial interests, only if (i) DTC (A) notifies the Issuer and the Guarantor that it is unwilling or unable to continue as depositary for the Rule 144A Global Notes or the Regulation S Global Notes, as the case may be, or (B) ceases to be a clearing agency registered as such under the Exchange Act, and, in case of either (A) or (B), a successor depositary which is a clearing agency registered as such under the Exchange Act is not appointed by the Issuer within 90 days, (ii) subject to (iii) below, an Event of Default (as defined in Section 5 of the Conditions) has occurred and is continuing, (iii) in the event of an Event of Default as described in Section 5(b)(viii), 5(b)(ix) and 5(b)(x) of the Conditions, the Issuer fails to make payment on the Notes when due or (iv) the Issuer or the Guarantor executes and delivers to the Fiscal Agent an order (an “Issuer Order” or “Guarantor Order”) stating that all Global Notes shall be exchanged in whole for Definitive Notes (in which case such exchange shall be effected by the Fiscal Agent or the Registrar). Upon the occurrence of any event described in clause (i), (ii), (iii) or (iv) in the preceding sentence, DTC shall promptly surrender the Global Notes for exchange by the Registrar into Definitive Notes in an aggregate principal amount equal to the then outstanding aggregate principal amount such Global Notes. The Issuer shall provide the Registrar with Definitive Notes inventory. Such Definitive Notes will be executed by the Issuer, endorsed with the Guarantee by the Guarantor, and will be authenticated by the Registrar or the Fiscal Agent and registered in the names, addresses and denominations (in minimum denominations of US $200,000 and integral multiples of US$1,000 thereof) provided in a written notice to be given by DTC to the Registrar at least five Business Days prior to the date of exchange (which notice shall also specify the taxpayer identification number, if any, of each registered holder). The Registrar shall promptly cancel and deliver to the Issuer the surrendered Global Notes.

(c) Any beneficial interest in a Global Note that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such first Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(d) The face of any Definitive Note delivered in exchange for an interest in one of the Global Notes pursuant to paragraph (b) of this Section shall, except as otherwise provided by Section 6(i) hereof, be substantially in the form of Exhibit A-3 hereto, including the applicable legend regarding transfer restrictions and the “Form of Transfer Notice” contained therein.

(e) The registered holder of any Global Note may grant proxies and otherwise authorize any person, including Participants and persons that may hold interests through Participants, to take any action which such registered holder is entitled to take under this Agreement, the Notes or the Guarantee.

6. Transfer and Exchange of Notes; Cancellation. (a) The Registrar, or an agent duly authorized by the Fiscal Agent or the Registrar, is hereby authorized from time to time in accordance with the provisions of the Notes and of this Section 6 to authenticate and deliver, in exchange for or in lieu of Notes which become mutilated, defaced or apparently destroyed, stolen or lost, a like aggregate principal amount of Notes.

In the case of a mutilated, defaced, destroyed, lost or stolen Note, indemnity satisfactory to each of the Fiscal Agent, the Registrar, the Transfer Agent, the Issuer and the Guarantor will be required of the registered holder of such Note before a new Note will be issued. All expenses associated with obtaining such indemnity and in issuing the new Note shall be borne by the registered holder of the mutilated, defaced, destroyed, lost or stolen Note.

(b) The following restrictions with respect to the registration of any transfer of any Note shall apply:

(i) Except as provided for in Section 5(b), Definitive Notes will not be issued in exchange for beneficial interests in the Global Notes; all beneficial interests in the Global Notes will be held directly or indirectly through a Participant.

(ii) Transfers of interests in one Global Note to parties who will hold the interests in the same Global Note will be effected in accordance with the rules and operating procedures of DTC.

(iii) Transfers of interests between the Global Notes will be effected through the Transfer Agents who shall contact the Registrar to procure the exchange of interests in one Global Note for interests of an equal principal amount in the other Global Note. In connection with any transfer of interests between the Global Notes, the transferee and the transferor shall deliver the required Form of Transfer Notice in this Section 6. The Registrar shall endorse on the Schedule attached to each Global Note the appropriate notations to reflect the respective modifications to the aggregate principal amount of each Global Note. Any increase or decrease of the principal amount of the Regulation S Global Notes or the Rule 144A Global Notes, as the case may be, shall be recorded by an appropriate adjustment in the records of the Registrar.

(iv) Interests in the Rule 144A Global Notes may only be transferred to interests in the Regulation S Global Notes upon receipt by the Transfer Agent of a written certification (in the form set out in the Form of Transfer Notice herein) from the transferor to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S under the Securities Act or, in the case of an exchange occurring following the expiration of the applicable holding period (as defined in Rule 144(d)(3) of the Securities Act (the “restricted period”)), Rule 144 under the Securities Act.

(v) Prior to the expiration of the restricted period, interests in the Regulation S Global Notes may be transferred to an interest in the Rule 144A Global Notes only upon receipt by the Transfer Agent of a written certification (in the form set out in the “Form of Transfer Notice” herein) from the transferor to the effect that such transfer is being made to a person whom the transferor reasonably believes is a QIB, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States and any other jurisdiction. After the expiration of the restricted period, such certification requirements will no longer apply to such transfers, but such transfers will continue to be subject to the transfer restrictions contained in the legend appearing on the face of the Regulation S Global Notes.

(vi) Any interest in the Rule 144A Global Notes or the Regulation S Global Notes that is transferred to an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to an interest in such other Global Note for so long as such interest is retained.

(vii) Transfers of interests in Definitive Notes may be made only in accordance with the legend contained on the face of such Notes and the Registrar and Transfer Agents will not be required to accept for registration of transfer any such Notes, except upon presentation of evidence satisfactory to the Issuer, the Guarantor and the Transfer Agents that such legend has been complied with. The Transfer Agents shall deliver to the Fiscal Agent all such Definitive Notes (and shall procure the authentication and delivery of new Definitive Notes representing the remainder of the prior Definitive Note where less than the whole interest in such Definitive Note was transferred, provided in all cases that such new Definitive Note must be of an Authorized Denomination) representing interests so exchanged and shall provide the Registrar any information the Registrar may require to make the appropriate notations on the Schedule attached to the relevant Global Note.

The Fiscal Agent shall retain copies of all letters, notices and other written communications received pursuant to this Section 6(b) in accordance with its normal procedures. The Fiscal Agent shall have no duty to monitor the Issuer’s compliance with US federal or state securities laws other than to collect the Form of Transfer Notice as set forth in this Section 6. The Issuer and the Guarantor shall have the right to inspect all such letters, notices or other written communications at any reasonable time.

(c) Each Note authenticated and delivered upon any transfer or exchange for or in lieu of the whole or any part of any Note shall carry all the rights to interest, if any, accrued and unpaid and to accrue which were carried by the whole or such part of such Note and, notwithstanding anything to the contrary herein contained, such new Note shall be so dated that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

(d) The Issuer shall execute and deliver to the Fiscal Agent or the Registrar the Notes, and the Guarantor shall endorse its Guarantee thereon, in such Authorized Denominations and at such times as may be necessary to enable the Fiscal Agent or the Registrar to fulfill their respective responsibilities under this Agreement, the Notes and the Guarantee.

(e) The Transfer Agents and the Registrar shall decline to exchange or register the transfer of any Note (i) during the period of 15 days preceding the due date for any payment of principal of or interest, if any, on the Notes or the date on which the Notes are scheduled for redemption and (ii) made in violation of the transfer restrictions referred to in Section 2(b) hereof.

(f) If the Issuer or the Guarantor decides to redeem the Notes for the time being outstanding prior to the date scheduled for their redemption and in accordance with the Conditions, the Issuer or the Guarantor shall give written notice of such decision to the Fiscal

Agent not less than 15 days before the date on which the Issuer or the Guarantor will give notice to the registered holders in accordance with the Conditions of such redemption in order to enable the Fiscal Agent to undertake its obligations herein and in the Conditions. The Fiscal Agent shall file all notices of redemption in the Companies Announcement Office of the Irish Stock Exchange at the expense of the Issuer or the Guarantor, as the case may be. Notices to holders of Notes shall also be given by first-class mail postage prepaid to the last addresses of such holders as they appear in the Notes register.

Such notice shall specify the date fixed for redemption, the redemption amount and the manner in which redemption will be effected. The Fiscal Agent will also notify the Paying Agents of any date fixed for redemption of any Notes.

(g) Transfer, registration and exchange shall be permitted and executed as provided in this Section 6 without any charge to any registered holder other than any stamp or other taxes or governmental charges or insurance charges payable on transfers or any expenses of delivery by other than regular mail, but subject to such reasonable regulations as the Issuer, the Guarantor and the Fiscal Agent may prescribe. Registration of the transfer of a Note by the Registrar shall be deemed to be the acknowledgment of such transfer on behalf of the Issuer and the Guarantor.

(h) All Notes surrendered for payment, redemption, or exchange shall be delivered to the Fiscal Agent. The Fiscal Agent shall cancel and may destroy all such Notes surrendered for payment, redemption or exchange and, in the case of destruction, shall deliver a certificate of destruction to the Issuer upon written request.

(i) Upon the transfer, exchange or replacement of Notes, the Registrar shall deliver only Notes bearing the legend relating to transfer restrictions as referred to in Section 2(b) hereof unless either (i) it receives written evidence that such delivery is at least one year (or such other period as shall constitute the required holding period pursuant to Rule 144 of the Securities Act) after the later of the original issue date of the Notes and the last date on which the Issuer, the Guarantor or any affiliate of the Issuer or the Guarantor, as notified to the Fiscal Agent pursuant to Section 14 below, was the beneficial owner of such Note (or any predecessor Note as confirmed in writing by the Issuer) or (ii) there is delivered to the Fiscal Agent an opinion of counsel reasonably satisfactory to the Issuer or the Guarantor and the Fiscal Agent to the effect that neither such legend nor the restrictions on transfer set forth in Section 6(b) hereof are required in order to maintain compliance with the provisions of the Securities Act.

(j) Upon the issuance of any substitute Note, the Issuer or the Guarantor may require the payment of a sum from the registered holder sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Agents) connected therewith.

(k) The Registrar actions in endorsing any schedule (or continuation thereof) affixed to any Global Note pursuant to this Section 6 shall be subject to the same procedures described in Section 3 hereof as the issuance by the Registrar of new Notes upon any transfer of a Note and all provisions of this Section 6 relating to the transfer of Notes (other than those relating to the issuance and authorization of a new Note) shall apply to any transfer resulting in an increase in the principal amount of such Global Note.

7. Register . (a) The Registrar, as agent of the Issuer and the Guarantor for purposes of this Section 7, shall maintain at its corporate trust office in New York City a register for the exchange, registration and registration of transfers of the Notes (the “Register”). The Registrar hereby undertakes to maintain the Register at all times outside the United Kingdom. The Registrar will keep the Register at said office and will make the Register available for inspection upon the reasonable request of the Issuer or the Guarantor. Included in the Register will be notations as to whether such Notes have been redeemed or otherwise paid or cancelled, and, in the case of mutilated, destroyed, stolen or lost Notes, whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar will keep a record of the Notes so replaced, and the Notes issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar will keep a record of the Note so cancelled and the date on which such Note was cancelled.

(b) Except as ordered by a court of competent jurisdiction or as required by law, the Issuer, the Guarantor and the Agents (notwithstanding any notice to the contrary and whether or not it is overdue and notwithstanding any notation of ownership or writing thereon or notice of any previous loss or theft thereof) may (a) for the purpose of making payment thereon or on account thereof, deem and treat the registered holder of a Note as the absolute owner thereof and of all rights thereunder, free from all encumbrances, and shall not be required to obtain proof of such ownership or as to the identity of the registered holder of a Note, and (b) for all other purposes, deem and treat: (i) the registered holder of any Definitive Note and (ii) each beneficial holder for the time being shown in the records of the DTC, as having a particular principal amount of any Notes credited to its securities account (in which regard any certificate or other document issued by DTC as to the principal amount of Notes standing to the account of such holder shall be conclusive and binding for all purposes except in the case of manifest error) as the absolute owner thereof, free from all encumbrances, and shall not be required to obtain proof of such ownership or as to the identity of a registered holder of a Note or the identity of a beneficial holder as recorded in the records of DTC.

8. Conditions of Agents, Obligations. The Agents accept their appointment hereunder and their obligations set forth herein and in the Notes and the Guarantee upon the terms and conditions hereof and thereof, including the following, to all of which the Issuer and the Guarantor agree and to all of which the rights of the registered holders from time to time of the Notes shall be subject:

(a) Each Agent shall be entitled to compensation to be agreed upon in writing in a separate letter with the Issuer and the Guarantor for all services rendered by it, and the Issuer and the Guarantor agree to promptly pay such compensation to the Fiscal Agent, and neither the Issuer nor the Guarantor need concern itself with the apportionment among the Agents of such payment. The Issuer and the Guarantor shall jointly and severally on demand (subject to adequate documentation) reimburse each Agent for its reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel and agents) incurred by it in connection with the services rendered by it hereunder. The Issuer and the Guarantor jointly and severally hereby agree to indemnify each Agent, its officers, directors, employees and agents for, and to hold it harmless against, any loss, liability, action, suit, judgment, demand, damage, cost or expense, including advertising, telex and postage expenses, properly incurred without gross negligence or willful misconduct on its part arising out of or that are in any way related to this Agreement or any Note or Guarantee in connection with its acting as Agent of the Issuer and the Guarantor hereunder. The Agents shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by them in reliance upon any Note, the Guarantee, notice, direction, consent, certificate, affidavit, statement, telex, facsimile or other paper or document reasonably believed by them, in good faith and without gross negligence, to be genuine and to have been presented, signed or sent by an Authorized Representative of the Issuer or the Guarantor. The obligations of the Issuer or the Guarantor under this Section 8(a) shall survive payment of the Notes or Guarantee, the resignation or removal of such Agent or the termination of this Agreement and any termination under any bankruptcy law.

(b) In acting under this Agreement and in connection with the Notes and the Guarantee, the Agents are acting solely as agents of the Issuer and the Guarantor, as the case may be, and do not assume any obligation towards or relationship of agency or trust for or with any of the registered holders or beneficial holders of the Notes, except that all funds held by any Paying Agent or the Registrar for the payment of principal of or interest on the Notes shall be held in trust by it for such registered holder or beneficial holder and applied as set forth herein and in the Notes, but need not be segregated from other funds held by it, except as required by law; provided that moneys paid by the Issuer or the Guarantor to any Paying Agent or the Registrar for the payment of principal of or interest on any of the Notes and remaining unclaimed at the end of two years after the date on which such principal or interest shall have become due and payable (whether at maturity, upon call for redemption or otherwise) shall, together with interest made available for payment thereof, be repaid to the Issuer or the Guarantor as provided and in the manner set forth in the Conditions, whereupon the aforesaid trust shall terminate and all liability of such Agent with respect to such moneys shall cease.

(c) Any Agent may consult with counsel satisfactory to it and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and without negligence and in accordance with such advice or opinion.

(d) The Agents, in their individual capacity or any other capacity, may acquire any interest in any Notes or other obligations of the Issuer or the Guarantor with the same rights that they would have if they were not such Agents, and may engage or be interested in any financial or other transaction with the Issuer or the Guarantor, and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or other obligations of the Issuer or the Guarantor, as freely as if they were not such Agents.

(e) Subject to any agreement among the Issuer, the Guarantor and the Agents to the contrary, the Agents shall not be under any liability for interest on any moneys received by them pursuant to any of the provisions of this Agreement, the Notes or the Guarantee.

(f) The recitals contained in this Agreement, in the Notes (except the Registrar’s or the Fiscal Agent’s, as the case may be, certificates of authentication) and in the Guarantee shall be taken as the statements of the Issuer and the Guarantor, and the Agents do not assume any responsibility for the correctness of the same. The Agents do not make any representation (other than with respect to themselves) as to the validity or sufficiency of this Agreement, the Notes or the Guarantee, except for each Agent’s due authorization, execution and delivery of this

Agreement. The Agents shall not be accountable for the use or application by the Issuer or the Guarantor of any of the Notes and the proceeds thereof and the Guarantee.

(g) The Agents, their officers, employees and agents shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement, in the Notes and in the Guarantee, and no implied duties or obligations shall be read into this Agreement, the Notes or the Guarantee against them.

(h) In no event shall the Agents be responsible or liable for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Agents have been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) For the avoidance of doubt, under no circumstances shall the Fiscal Agent have any duty whatsoever with respect to an Event of Default under the Notes. The Fiscal Agent shall not be required to send any notices in connection with a default or Event of Default under the Notes. The Fiscal Agent shall not be required and is not authorized to file proofs of claim on behalf of the holders of the Notes or the owners of beneficial interests in Global Notes in connection with any bankruptcy or liquidation proceeding.

(j) The Agent shall not be required to risk or expend its own funds in performing its obligations hereunder.

9. Obligation of Issuer. The Issuer hereby covenants with the Paying Agent that it will provide the Paying Agent with information available to the Issuer and reasonably sufficient to enable the Paying Agent to determine whether or not the Paying Agent is obliged, in respect of any payments to be made by it pursuant to the Transaction Documents, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement) (“FATCA Withholding Tax”).

The Paying Agent shall be entitled to deduct FATCA Withholding Tax, and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding Tax.

10. Resignation and Appointment of Successor; Maintenance of Office or Agency for Certain Purposes. (a) The Issuer and the Guarantor agree, for the benefit of the registered holders from time to time of the Notes, that until all of the Notes are no longer outstanding or until moneys for the payment of all principal of and interest, if any. on all outstanding Notes shall have been made available at the office of any Paying Agent and shall have been returned to the Issuer or the Guarantor as provided in Section 8(b) hereof, whichever occurs earlier, there shall at all times be a Paying Agent hereunder and that the Issuer or the Guarantor will at all times maintain an office or agency in The City of New York and in London, England, where the Notes may be presented or surrendered for payment, registration of transfer or exchange, as provided in the Notes, and where notices and demands to or upon the Issuer and the Guarantor in respect of the Notes, the Guarantee and this Agreement may be served. Each Agent shall at all times be a corporation organized and doing business under, or licensed to do business pursuant to, the laws of the United States of America (including any State thereof or the District of Columbia) or a jurisdiction in Western Europe and authorized under such laws to exercise corporate trust or fiduciary banking powers, having a combined capital and surplus of at least US$25,000,000 (or the equivalent thereof in another currency as reasonably determined by the Issuer on or about the date of the appointment of any such Agent), subject to supervision or examination by governmental authorities.

(b) Any Agent may at any time resign by giving written notice of its resignation to the Issuer and the Guarantor (and the Fiscal Agent, in the case of the resignation of an Agent other than the Fiscal Agent) and specifying the date on which its resignation shall become effective; provided that such date shall be at least 60 days after the date on which such notice is given unless the Issuer and the Guarantor agree to accept shorter notice. Upon receiving such notice of resignation, the Issuer and the Guarantor shall promptly appoint a successor agent, suitably qualified as aforesaid, by written instrument in duplicate signed on behalf of the Issuer and the Guarantor, one copy of which shall be delivered to the resigning Agent and one copy to the successor agent. Such resignation shall become effective upon the earlier of (1) the effective date of such resignation or (2) the acceptance of appointment by the successor agent as provided in Section 10(d) hereof. The Issuer and the Guarantor may, at any time and for any reason, remove any Agent and appoint a successor agent, suitably qualified as aforesaid, by written instrument in duplicate signed on behalf of the Issuer and the Guarantor, one copy of which shall be delivered to each of the Fiscal Agent (if such Agent is not the Agent being removed), the Agent being removed and the successor agent. Any removal of an Agent and any appointment of a successor agent shall become effective upon acceptance of appointment by the successor agent as provided in Section 10(d) hereof. In the event of resignation by an Agent, if a successor agent has not been appointed by the Issuer and the Guarantor within 60 days after the giving of notice by such Agent of its intention to resign, such Agent may, at the expense of the Issuer, petition any court of competent jurisdiction for appointment of a successor agent. Upon its resignation or removal, an Agent shall be entitled to the payment by the Issuer and the Guarantor of its compensation for the services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses (and those of its counsel and agents) incurred in connection with the services rendered by it hereunder. The obligations of the Issuer and Guarantor to the Agents under Section 8 hereof shall survive such resignation or termination hereunder.

(c) The Issuer and the Guarantor shall remove an Agent and appoint a successor agent if such Agent (i) shall become incapable of acting, (ii) shall be adjudged bankrupt or insolvent, (iii) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (iv) shall consent to, or shall have had entered against it a court order for, any such relief or the appointment of or taking possession by any such official in any involuntary case or other proceedings commenced against it, (v) shall make a general assignment for the benefit of creditors or (vi) shall fail generally to pay its debts as they become due.

(d) Any successor agent appointed as provided in Section 10(b) or (c) hereof shall execute and deliver to its predecessor and to the Issuer and the Guarantor an instrument accepting such appointment hereunder, and thereupon such successor agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder, with like effect as if originally named as such Agent hereunder, and such predecessor, upon payment of its compensation and documented out-of-pocket expenses owing pursuant hereto then unpaid, shall deliver over to such successor agent all moneys, securities, books, records or other property at the time held by it hereunder.

(e) Any corporation into which an Agent may be merged or converted or any corporation with which such Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which such Agent shall be a party or any corporation succeeding to all or substantially all of the corporate trust business of such Agent shall be the successor to such Agent hereunder (provided that such corporation shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

11. Meetings. (a) The Issuer, the Guarantor or the Fiscal Agent may at any time and from time to time call a meeting of the registered holders of the Notes, such meeting to be held at such time and at such place as the Issuer or the Guarantor, as the case may be shall determine, for the purpose of approving a modification or amendment to, or obtaining a waiver of, any covenant or condition set forth in the Conditions or for any of the purposes provided for in Section 12 hereof. Upon a request in writing made by the registered holders of not less than 25% of the aggregate outstanding principal amount of the Notes, determined on the basis of the registered holders appearing in the registry books maintained by the Registrar pursuant to Section 7 hereof on the date which is 15 days prior to the date of such request, after the Notes have become due and payable due to a default, the Fiscal Agent shall convene a meeting of the registered holders, such meeting to be held at such time and at such place as the Issuer and the Guarantor or the registered holders shall determine. Notice of any meeting of registered holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Registrar to registered holders at their registered addresses not less than 20 nor more than 90 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of registered holders a person shall be (i) a registered holder of one or more Notes or (ii) a person appointed by an instrument in writing as proxy by the registered holder of one or more of such Notes. The only persons who shall be entitled to be present or to speak at any meeting of registered holders shall be the persons entitled to vote at such meeting and their counsel and any representatives and counsel of the Issuer or the Guarantor.

The term “outstanding” means, as of any particular time, all Notes authenticated and delivered by the Registrar under this Agreement, except (i) Notes theretofore cancelled by the Registrar or delivered to the Registrar for cancellation; (ii) Notes, or portions thereof, for the payment of which moneys in the necessary amount shall have been deposited in trust with the Fiscal Agent; and (iii) Notes in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 6 hereof unless proof satisfactory to the Registrar is presented that any such Note is held by a person in whose hands such Note is a legal, valid and binding obligation of the Issuer.

In determining whether the registered holders of the requisite aggregate principal amount of Notes have concurred in any direction, request, demand, authorization, notice, consent or waiver under this Agreement or the Notes, the aggregate principal amount of Notes owned by the Issuer the Guarantor or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Guarantor shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Agents shall be protected in relying on any such direction, request, demand, authorization, notice, consent or waiver, only Notes that the Registrar receives written notice that such Notes are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Registrar the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Guarantor or any person directly or indirectly controlling or controlled by or under·direct or indirect common control with the Guarantor. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Registrar in accordance with such advice. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information that is in the possession of the Registrar, upon the certificate, statement or opinion of or representations by the Registrar unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

(b) The persons entitled to vote at least a majority in aggregate principal amount of the Notes at the time outstanding shall constitute a quorum for the purpose of any action to be taken at a meeting of registered holders. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting shall be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any meeting further adjourned for lack of a quorum, the persons entitled to vote at least 25% in aggregate principal amount of the Notes at the time outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding Notes which shall constitute a quorum. At a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid, any resolution to modify or amend, or to waive compliance by the Issuer with, any of the covenants or conditions referred to above shall be effectively passed if passed by the persons entitled to vote the lesser of (i) at least a majority in aggregate principal amount of Notes then outstanding or (ii) at least 75% in aggregate principal amount of the Notes represented and voting at the meeting. It shall not be necessary for the vote or consent of the registered holders of Notes to approve the particular form of any proposed modification, amendment, supplement, authorization, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

(c) Any registered holder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such registered holder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of registered holders duly held in accordance with this Section shall be binding on all the registered holders whether or not present or represented at the meeting.

(d) The holding of Notes shall be proved by the Register or by a certificate or certificates of the Registrar in its capacity as the Issuer’s and the Guarantor’s agent for the maintenance of the Register.

(e) The Issuer or the Guarantor shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the registered holders of at least a majority in aggregate principal amount of the Notes represented at the meeting. At any meeting each registered holder or proxy shall be entitled to one vote for each US$1,000 principal amount of Notes held or represented by him; provided, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a registered holder or proxy. Any meeting of registered holders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

(f) The vote upon any resolution submitted to any meeting of registered holders shall be by written ballot on which shall be subscribed the signatures of the registered holders or proxies and on which shall be inscribed the serial number or numbers of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of registered holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the Guarantor and the other to the Fiscal Agent to be preserved by the Fiscal Agent, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

12. Amendments. (a) The Issuer, the Guarantor and the Fiscal Agent may, without the consent of the registered holders of the then outstanding Notes, at any time outstanding from time to time and at any time, amend this agreement, the Conditions, or enter into an agreement:

(i) to convey, transfer, assign, mortgage or pledge to the Fiscal Agent as security for the Notes any property or assets;

(ii) to evidence the succession of another entity to the Issuer or the Guarantor,

as the case may be, or successive successions, and the assumption by the successor entity of the covenants, agreements and obligations of the Issuer or the Guarantor as the case may be, pursuant to the Conditions and this Agreement;

(iii) to evidence any assumption by the Guarantor of the Issuer’s obligations under this Agreement and the Notes, to the extent permitted by the Conditions and this Agreement;

(iv) to evidence and provide for the acceptance of appointment of a successor to any of the Agents;

(v) to add to the covenants of the Issuer or the Guarantor, as the case may be, such further covenants, restrictions, conditions or provisions as the Issuer and the Guarantor, as the case may be, and the Fiscal Agent shall consider to be for the protection of the registered holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in the Notes; provided that, in respect of any such additional covenant, restriction, condition or provision the relevant agreement may provide for a particular period of grace after default (which may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the right of the registered holders of a majority in aggregate principal amount of the Notes to waive such an Event of Default;

(vi) to modify the restrictions on, and procedures for, resale and other transfers of the Notes pursuant to law, regulation or practice relating to the resale or transfer of “restricted securities” generally;

(vii) to cure any ambiguity or to correct or supplement any provision contained in the Notes which may be defective or inconsistent with any other provision contained therein or to make such other provision in regard to matters or questions arising under the Notes as the Issuer or the Guarantor may deem necessary or desirable and which will not adversely affect the interests of the registered holders of the Notes in any respect; and

(viii) to issue further notes having identical terms and conditions in all respects (or in all respects except for the first payment of interest on such further notes) as the Notes so that the further issue is consolidated and forms a single series of notes with the Notes.

(b) Modifications of and amendments to this Agreement or to the Conditions may also be made, and future compliance therewith or past default by the Issuer or the Guarantor under this Agreement or the Notes may be waived, at a meeting of registered holders in accordance with Section 11 hereof of this Agreement by persons entitled under the terms of such Section 11 to vote at least a majority in aggregate principal amount of the Notes outstanding, including consents obtained in connection with a tender offer or exchange offer for the Notes, (or, in each such case, such lesser amount as is permitted under the terms of such Section 11 to act at a meeting of registered holders); provided, however, that no modification, amendment, waiver or consent may, without the consent of the registered holder of each Note so affected (i) change the final maturity of any Note or any date on which the principal or of any installment of interest on any Note is payable; (ii) reduce the principal amount of or Additional Amounts or the rate or amount of interest on any Note, or reduce the amount payable thereon in the event of redemption or default; (iii) change the currency of payment of principal of or Additional Amounts or interest on the Notes payable with respect thereto; (iv) change the obligation of the Issuer or the Guarantor to pay Additional Amounts (except as otherwise permitted by such Note); (v) impair the right to institute suit for the enforcement of any such payment on or with respect to the Notes or (vi) reduce the percentage of the aggregate principal amount of Notes outstanding necessary under the terms of Section 11 hereof and this Section 12 to approve any modification or amendment permitted under the terms of such Section 11 or this Section 12 or to waive any future compliance or past default or reduce the quorum required at any meeting of registered holders or reduce the percentage of aggregate principal amount of Notes outstanding necessary to rescind or annul any declaration of the principal of and accrued interest on the Notes to be due and payable.

(c) Any modifications, amendments or waivers effected in accordance with the requirements of Section 11 hereof and Section 12(a) with respect to the Notes shall be conclusive and binding on all registered holders of the Notes, whether or not they have consented to such action or were present at the meeting at which such action was taken and whether or not notation of such modifications, amendments or waivers is made upon the Notes. Any instrument given by or on behalf of any registered holder of the Notes in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent registered holders of the Notes.

13. Payment of Taxes. The Issuer and the Guarantor agree to pay all stamp and other duties, if any, to which, under the laws of the United States of America or the United Kingdom, this Agreement or the initial issuance of the Notes may be subject.

14. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in English and in writing and if sent to any Agent shall be delivered, telexed or sent by facsimile and confirmed to such Agent care of:

if sent to the Issuer delivered or sent via facsimile and confirmed at:

SABMiller Holdings Inc.

c/o The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

USA

Fax: +1 302 655 5049

Attention: Company Secretary

if sent to the Guarantor delivered or sent via facsimile and confirmed at:

SABMiller plc

SABMiller House

Church Street West

Woking GU2 l 6HS

England

Fax: +44 1483 264117

Attention: Treasurer

if sent to the Fiscal Agent and the London Paying Agent delivered or sent via facsimile and confirmed at:

The Bank of New York Mellon, acting through its London office

The Bank of New York Mellon

One Canada Square

London

E14 SAL

England

Fax: 011 44 207 964 2536

Attention: Corporate Trust Administration

if sent to the Principal Paying Agent, Registrar and Transfer Agent delivered or sent via facsimile and confirmed at:

The Bank of New York Mellon

The Bank of New York Mellon

101 Barclay Street, 4E

New York, New York 10286

United States

Fax: +1 212 815 5915

Attention: Corporate Trust Administration

(or such other address as shall be specified in writing by any Agent, the Issuer or the Guarantor to the other parties). If any Agent shall receive any notice or demand addressed to the Issuer or the Guarantor by the registered holder of a Note pursuant to the provisions of the Notes, such Agent shall promptly forward such notice or demand to the Issuer or the Guarantor, as the case may be.

So long as the Notes are listed on the Official List and admitted to trading on the Main Securities Market, notices to holders of Notes will be given by filing all such notices in the Companies Announcement Office of the Irish Stock Exchange. All notices to holders of Notes shall be deemed to be duly given if they are filed with the Companies Announcements Office. Notices to registered holders will also be mailed to them (or the first named of joint registered holders) by first-class mail postage prepaid (or, if first class mail is unavailable, by airmail) to the last addresses of the holder of Notes as they appear in the register and deemed to have been given on the date of such mailing. Any such notice shall be deemed to have been given on the date of such publication or mailing or, if published more than once on different dates, on the first date on which publication or mailing is made.

15. Purchase of Notes by the Issuer and the Guarantor. The Issuer and the Guarantor will not acquire any beneficial interest and each of the Issuer and the Guarantor will use its reasonable efforts to cause its respective “affiliates” (as defined in Rule 144(a)(1) under the Securities Act) not to acquire any beneficial interest, in any Note unless the Issuer, the Guarantor or such respective affiliate notifies the Fiscal Agent of such acquisition. The Issuer and the Guarantor shall, and shall cause the relevant affiliates to, immediately notify the Fiscal Agent if the Issuer, the Guarantor or any such affiliate shall cease to be the beneficial owner of any such Notes, specifying the date of such occurrence. The Agents and all holders of Notes shall be entitled to rely without further investigation on any such notification (or the lack thereof).

16. Governing Law. (a) This Agreement, the Notes and the Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The Issuer and the Guarantor hereby irrevocably agree that any legal suit, action or proceeding against any of them arising out of or based upon this Agreement or any of the Notes or the Guarantee may be instituted in any state or federal court in the Borough of Manhattan, the City of New York, New York, and, to the fullest extent permitted by law, irrevocably waive any objection which either of them may now or hereinafter have to the laying of venue of any such proceeding, irrevocably waive any objection based on the absence of a necessary or indispensable party in any such proceeding, irrevocably accept and submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding (but only for such purpose) and irrevocably waive any and all right to trial by jury. To the extent permitted by law, the Issuer and the Guarantor hereby waive any objection to the enforcement by any competent court in the United Kingdom of any judgment validly obtained in any such court in New York, New York on the basis of any such legal suit, action or proceeding. Each of the Issuer and the Guarantor has appointed, for the term of the Notes, CT Corporation System as its authorized agent (“Authorized Agent”) upon which process may be served in any action arising out of or based on this Agreement or any of the Notes or the Guarantee, which may be instituted in any state or federal court in the Borough of Manhattan, the City of New York, New York, and expressly consents to the non-exclusive jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable unless and until a successor Authorized Agent reasonably acceptable to the Fiscal Agent shall be appointed and such successor shall accept such appointment. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer and the Guarantor.

17. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIXED RATE FISCAL AND PAYING

AGENCY AGREEMENT, THE NOTES, THE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18. No Special, Direct, Consequential or Punitive Damages. None of the parties to this Agreement shall be liable for special, direct, consequential or punitive damages under this Agreement.

19. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts shall together constitute but one and the same instrument.

20. Separability. In case of any provision in this Agreement, the Notes or the Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

21. Effect of Headings and Table of Contents; Exhibits and Schedules. The Section headings are for convenience only and shall not affect the construction of this Agreement. All Exhibits to this Agreement form integral parts hereof. References herein to Sections, subsections or Exhibits without further identification of the document to which the reference is made are references to provisions and parts of this Agreement. The words “herein”, “hereof ‘ and “hereunder” are used in this Agreement to refer to this Agreement as a whole and not to any individual part of this Agreement, unless otherwise expressly provided herein.

22. Successors and Assigns. All covenants and agreements in this Agreement by a party shall bind its successors and assigns, if any, whether so expressed or not.

23. Benefits of Agreement. Nothing in this Agreement, the Notes or the Guarantee express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the registered holders any benefit or any legal or equitable right, remedy or claim under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Fixed Rate Fiscal and Paying Agency Agreement as of the date first above written.

SABMiller Holdings Inc., as Issuer

By:	/s/ Stephen Rogers
	Name:	Stephen Rogers
	Title:	Vice President

SABMiller plc, as Guarantor

By:	/s/ D.P. Mallac
	Name:	D.P. Mallac
	Title:	Group Treasurer

The Bank of New York Mellon, acting through its London office, as Fiscal Agent and London Paying Agent

By:	/s/ Beth Kleeh
	Name:	Beth Kleeh
	Title:	Vice President

The Bank of New York Mellon, as Principal Paying Agent, Registrar and Transfer Agent

By:	/s/ Beth Kleeh
	Name:	Beth Kleeh
	Title:	Vice President

EXHIBIT A-1

[Form of Face of a Rule 144A Global Note]

NEITHER THIS NOTE NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF SABMILLER HOLDINGS INC. (THE “ISSUER”), AND SABMILLER PLC (THE “GUARANTOR”) AND ANY OF THEIR RESPECTIVE SUCCESSORS IN INTEREST, THAT THIS NOTE MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED ONLY (l) TO THE ISSUER, THE GUARANTOR OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ONE OR MORE OTHER QUALIFIED INSTITUTIONAL BUYERS IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF APPLICABLE), (5) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH SUCH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER AND ANY OF ITS SUCCESSORS IN INTEREST, THAT IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD UNDER RULE 144 UNDER THE SECURITIES ACT.

THIS IS A RULE 144A GLOBAL NOTE REFERRED TO IN SECTION 2 OF THE FIXED RATE FISCAL AND PAYING AGENCY AGREEMENT (AS REFERRED TO IN THE TERMS AND CONDITIONS OF THIS NOTE).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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Certificate No. R-[●] Maturity Date: August 1, 2018	CUSIP No.: 78573A AE0 ISIN No.: US78573AAE01 Common Code: 096180063

2.200% Notes due 2018

SABMiller Holdings Inc.

Guaranteed as to Payment of Principal and Interest by SABMiller plc

RULE 144A GLOBAL NOTE

SABMiller Holdings Inc., a Delaware corporation (the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on August 1, 2018 (the “Final Maturity”), the aggregate unpaid principal amount shown on the schedule affixed hereto and made a part hereof (or on a continuation thereof which shall be affixed hereto and made a part hereof) as endorsed by the Registrar or Fiscal Agent (as defined on the reverse hereof) pursuant to the Fixed Rate Fiscal and Paying Agency Agreement (as so defined), which amount is on the date hereof US$[•], in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. In addition, the Issuer promises to pay interest, semi-annually in arrears on February 1 and August 1 of each year (each, an “Interest Payment Date”), commencing on February 1, 2014 on said principal sum, in like coin or currency, at the rate per annum specified in the title of this Note (as defined on the reverse hereof) (calculated on the basis of a 360-day year of twelve 30-day months), from and including the date of original issuance of this Note (the “Original Issue Date”), until the principal hereof is paid or duly provided for. Subject to certain exceptions referred to on the reverse hereof, interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on January 15 or July 15, as the case may be, next preceding such Interest Payment Date (each, a “Record Date”). This Note is entitled to the benefit of the Guarantee of SABMiller plc endorsed upon this Note.

Notes represented by this Rule 144A Global Note are exchangeable and transferable only in accordance with, and subject to, the provisions hereof and the rules and operating procedures of DTC.

On any exchange or transfer as aforesaid pursuant to which either (i) Notes represented by this Rule 144A Global Note are no longer to be so represented or (ii) Notes not so represented are to be so represented, details of such transfer shall be entered by or on behalf of the Issuer in the Schedule attached hereto and the relevant space such Schedule recording such transfer shall be signed by or on behalf of the Issuer, whereupon the principal amount of this Rule 144A Global Note and the Notes held by the registered holder hereof shall be increased or reduced (as the case may be) by the principal amount so transferred.

Each person who is for the time being shown in the records of DTC as entitled to a particular principal amount of the Notes represented by this Rule 144A Global Note (in which case any certificate or other document issued by DTC as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes except in

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the case of manifest error) shall be deemed to be the registered holder of such principal amount of the Notes for all purposes other than with respect to payments on the Notes for which purpose DTC or its nominee, or DTC’s successors or their nominees shall be deemed to be the only registered holder of such principal amount of the Notes in accordance with and subject to the terms of this Rule 144A Global Note.

The statements set forth in the legend above, if any, are an integral part of the terms of this Note and by acceptance hereof each registered holder of this Note agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

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IN WITNESS WHEREOF, the Issuer has caused this Rule 144A Global Note to be signed manually or by facsimile by its duly Authorized Officer (as defined in the Fixed Rate Fiscal and Paying Agency Agreement).

SABMiller Holdings Inc., as Issuer

By:
Name:
Title:

Date:

[Signature Page to Fixed Rate J.14A Global Note]

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By or on behalf of The Bank of New York Mellon

By:
Authorized Signatory

Date:

[Signature Page to Fixed Rate J.14A Certificate of Authentication]

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EXHIBIT A-2

[Form of Face of a Regulation S Global Note]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY US PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (i) THE DATE ON WHICH THIS NOTE WAS FIRST OFFERED AND (ii) THE DATE OF ISSUANCE OF THIS NOTE.

THIS IS A REGULATION S GLOBAL NOTE REFERRED TO IN SECTION 2 OF THE FIXED RATE FISCAL AND PAYING AGENCY AGREEMENT (AS REFERRED TO IN THE TERMS AND CONDITIONS OF THIS NOTE).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO SABMILLER HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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Certificate No. R- [●] Maturity Date: August 1, 2018	CUSIP No.: U7787R AF8 ISIN No.: USU7787RAF83 Common Code: 096148275

2.200% Notes due 2018

SABMiller Holdings Inc.

Guaranteed as to Payment of Principal and Interest by SABMiller plc

REGULATION S GLOBAL NOTE

SABMiller Holdings Inc., a Delaware corporation (the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on August l , 2018 (the “Final Maturity”), the aggregate unpaid principal amount shown on the schedule affixed hereto and made a part hereof (or on a continuation thereof which shall be affixed hereto and made a part thereof) as endorsed by the Registrar or Fiscal Agent (as defined on the reverse hereof) pursuant to the Fixed Rate Fiscal and Paying Agency Agreement (as so defined), which amount is on the date hereof US$[•], in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. In addition, the Issuer promises to pay interest, semi-annually in arrears on February l and August 1 of each year (each, an “Interest Payment Date”), commencing on February l , 2014 on said principal sum, in like coin or currency, at the rate per annum specified in the title of this Note (as defined on the reverse hereof) (calculated on the basis of a 360-day year of twelve 30-day months), from and including the date of original issuance of this Note (the “Original Issue Date”), until the principal hereof is paid or duly provided for. Subject to certain exceptions referred to on the reverse hereof, interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on January 15 or July 15, as the case may be, next preceding such Interest Payment Date (each, a “Record Date”). This Note is entitled to the benefit of the Guarantee of SABMiller plc endorsed upon this Note.

Notes represented by this Regulation S Global Note are exchangeable and transferable only in accordance with, and subject to, the provisions hereof and the rules and operating procedures of DTC.

On any exchange or transfer as aforesaid pursuant to which either (i) Notes represented by this Regulation S Global Note are no longer to be so represented or (ii) Notes not so represented are to be so represented, details of such transfer shall be entered by or on behalf of the Issuer in the Schedule attached hereto and the relevant space such Schedule recording such transfer shall be signed by or on behalf of the Issuer, whereupon the principal amount of this Regulation S Global Note and the Notes held by the registered holder hereof shall be increased or reduced (as the case may be) by the principal amount so transferred.

Each person who is for the time being shown in the records of DTC as entitled to a particular principal amount of the Notes represented by this Regulation S Global Note (in which case any certificate or other document issued by DTC as to the principal amount of such Notes

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standing to the account of any person shall be conclusive and binding for all purposes except in the case of manifest error) shall be deemed to be the registered holder of such principal amount of the Notes for all purposes other than with respect to payments on the Notes for which purpose DTC or its nominee, or DTC’s successors or their nominees shall be deemed to be the only registered holder of such principal amount of the Notes in accordance with and subject to the terms of this Regulation S Global Note.

The statements set forth in the legend above, if any, are an integral part of the terms of this Note and by acceptance hereof each registered holder of this Note agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

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IN WITNESS WHEREOF, the Issuer has caused this Regulation S Global Note to be signed manually or by facsimile by its duly Authorized Officer (as defined in the Fixed Rate Fiscal and Paying Agency Agreement).

SABMiller Holdings Inc., as Issuer

By:
Name:
Title:

Date:

[Signature Page to Fixed Rate Regulation S Global Note]

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[FORM OF CERTIFICATE OF AUTHENTICATION]

This is one of the Regulation S Global Notes referred to in the Fixed Rate Fiscal and Paying Agency Agreement.

By or on behalf of The Bank of New York Mellon

By:
Authorized Signatory

Date:

[Signature Page to Fixed Rate Regulation S Certificate of Authentication]

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EXHIBIT A-3

[Form of Face of a Definitive Note]

NEITHER THIS NOTE NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION . THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF SABMILLER HOLDINGS INC. (THE “ISSUER”), SABMILLER PLC (THE “GUARANTOR”) AND ANY OF THEIR RESPECTIVE SUCCESSORS IN INTEREST, THAT THIS NOTE MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED ONLY (l) TO THE ISSUER, THE GUARANTOR OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ONE OR MORE OTHER QUALIFIED INSTITUTIONAL BUYERS IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF APPLICABLE), (5) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH SUCH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER AND ANY OF ITS SUCCESSORS IN INTEREST, THAT IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD UNDER RULE 144 UNDER THE SECURITIES ACT.

THIS IS A DEFINITIVE NOTE REFERRED TO IN SECTION 2 OF THE FIXED RATE FISCAL AND PAYING AGENCY AGREEMENT (AS REFERRED TO IN THE TERMS AND CONDITIONS OF THIS NOTE).

A-3-1

Certificate No. R- [●] Maturity Date: August 1, 2018	CUSIP No.: [●] ISIN No.: [●] Common Code: [●]

US$750,000,000 2.200% Notes due 2018

SABMiller Holdings Inc.

Guaranteed as to Payment of Principal and Interest by SABMiller plc

DEFINITIVE NOTE

SABMiller Holdings Inc., a Delaware corporation (the “Issuer”), for value received, hereby promises to pay to                      or registered assigns, on August 1, 2018 (the “Final Maturity”), upon surrender hereof, the principal sum of                      Dollars in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. In addition, the Issuer promises to pay interest, semi-annually in arrears on February 1 and August l of each year (each, an “Interest Payment Date”), commencing on February l , 2014 on said principal sum, in like coin or currency, at the rate per annum specified in the title of this Note (as defined on the reverse hereof) (calculated on the basis of a 360-day year of twelve 30-day months), from and including the date of original issuance of this Note (the “Original Issue Date”), until the principal hereof is paid or duly provided for. Subject to certain exceptions referred to on the reverse hereof, interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on January 15 or July 15, as the case may be, next preceding such Interest Payment Date (each, a “Record Date”). This Note is entitled to the benefit of the Guarantee of SABMiller plc.

The statements set forth in the legend, if any, set forth above are an integral part of the terms of this Note and by acceptance hereof each registered holder of this Note agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

A-3-2

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its duly Authorized Officer (as defined in the Fixed Rate Fiscal and Paying Agency Agreement).

SABMiller Holdings Inc., as Issuer

By:
Name:
Title:

Date:

A-3-3

[FORM OF CERTIFICATE OF AUTHENTICATION]

This is one of the Definitive Notes referred to in the Fixed Rate Fiscal and Paying Agency Agreement.

By or on behalf of The Bank of New York Mellon

By:
Authorized Signatory

Date:

A-3-4

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

or typewrite name and address including postal zip code of assignee

[ ] principal amount of this Note and all rights hereunder, hereby irrevocably constituting and appointing [ ] as attorney to transfer such principal amount of this Note in the register maintained on behalf of SABMiller Holdings Inc. (the “Issuer”) with full power of substitution.

All terms used herein which are defined in the Fixed Rate Fiscal and Paying Agency Agreement, dated August 13, 2013 among SABMiller Holdings Inc. (the “Issuer”), SABMiller plc (the “Guarantor”), The Bank of New York Mellon, acting through its London office (the “Fiscal Agent” and the “London Paying Agent”) and The Bank of New York Mellon (the “Principal Paying Agent”, “Registrar” and “Transfer Agent”, and together with the Fiscal Agent and the London Paying Agent, the “Paying Agents”) shall have the meanings assigned to them in such Fixed Rate Fiscal and Paying Agency Agreement.

In connection with any transfer of this Note occurring prior to the date which is one year (or such other period as shall constitute the required holding period pursuant to Rule 144 of the Securities Act of 1933, as amended) after the later of August 13, 2013 and the last date, if any, that this Note (or any predecessor Note) was owned by the Issuer, the Guarantor or an affiliate of the Issuer or the Guarantor the undersigned confirms that without utilizing any general solicitation or general advertising:

[check one]

[    ] (a) this Note is being transferred to the Issuer, the Guarantor or an affiliate thereof and such transferee shall make the appropriate notification to the Fiscal

Agent pursuant to Section 14 of the Fixed Rate Fiscal and Paying Agency Agreement.

or

[    ] (b) this Note is being transferred within the United States to a QIB in compliance with Rule 144A.

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or

[    ] (c) this Note is being transferred outside the United States in compliance with Rule 904 under the Securities Act.

or

[    ] (d) this Note is being transferred pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available).

or

[    ] (e) this Note is being transferred pursuant to an effective registration statement under the Securities Act.

In addition, the undersigned will provide the Issuer, the Guarantor and any Transfer Agent such certifications, legal opinions and other information, if any, as they may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Registrar shall not be obligated to register this Note in the name of any person other than the registered holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 6(b) of the Fixed Rate Fiscal and Paying Agency Agreement shall have been satisfied.

Date: _______________________

A-3-6

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatever.

A-3-7

TO BE COMPLETED BY PURCHASER IF (b) or (c) ABOVE IS CHECKED:

The undersigned represents and warrants that:

(1) it is purchasing the Note (including the Guarantee) for its own account or an account with respect to which it exercises sole investment discretion, and it and any such account (i) is a QIB, and is aware that the sale to it is being made in reliance on Rule 144A or (ii) is a person other than a US person and is aware that the sale is being made in accordance with Regulation S;

(2) it acknowledges that the Note (with the Guarantee) has not been and will not be registered under the Securities Act or with any securities regulatory authority of any jurisdiction and may not be offered or sold except as set forth below;

(3) it understands and agrees that if it decides to offer, sell, resell, pledge or otherwise transfer the Note (including the Guarantee) or any beneficial interests in the Note prior to the date which is one year (or such other period as shall constitute the required holding period pursuant to Rule 144 of the Securities Act of 1933, as amended) after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of the Note (or any predecessor thereto), it will do so only (A)(i) to the Issuer or the Guarantor or any of their respective Subsidiaries, (ii) to a person whom the seller, and any person acting on its behalf, reasonably believes is a QIB that is purchasing for its own account or for the account of a QIB or QIBs, in a transaction complying with Rule 144A, (iii) in an offshore transaction in compliance with Regulation S or (iv) pursuant to any other available exemption from registration under the Securities Act, or (B) pursuant to an effective registration statement under the Securities Act, and in each of such cases in accordance with any applicable securities law of any state of the United States;

(4) it agrees to, and each subsequent registered holder is required to, notify any purchaser of the Note from it of the resale restrictions referred to in clause (3) above, if then applicable;

(5) if it is a US person, it understands and agrees that Notes initially offered to QIBs in reliance on Rule 144A will be represented by at least one Rule 144A Global Note, and that before any interest in a Rule 144A Global Note may be offered, sold, resold, pledged or otherwise transferred to a person who is not a QIB, the transferee will be required to provide the Fiscal Agent with a written certification (the form of which certification can be obtained from the Fiscal Agent) as to compliance with the transfer restriction referred to above);

(6) if it is not a US person, it understands and agrees that any Note initially offered in offshore transactions under Regulation S will be represented by at least one Regulation S Global Note and that transfers thereof are restricted as described in the legend appearing on the front of such Regulation S Global Note;

(7) it acknowledges that prior to any proposed transfer of the Note or beneficial interests in a Global Note (in each case other than pursuant to an effective registration statement) the registered holder of such Note or the holder of a beneficial interest in a Global Note may be

A-3-8

required to provide certifications and other documentation relating to the manner of such transfer and submit such certifications and other documentation as provided in the Note; and

(8) it acknowledges that the Issuer, the Guarantor, the Initial Purchasers, the Agents and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations or agreements deemed to have been made by it by virtue of its purchase of Notes is no longer accurate, it shall promptly notify the Issuer, the Guarantor, the several Initial Purchasers (as the term is used in the Purchase Agreement, dated August 6, 2013, among the Issuer, the Guarantor, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., Barclays Capital Inc., BBVA Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBS Securities Inc. and Santander Investment Securities Inc.) and the Agents. If it is acquiring the Note as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.

Date:
	NOTICE:	To be executed by an executive officer

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EXHIBIT B-1

[FORM OF REVERSE OF NOTE]

TERMS AND CONDITIONS OF NOTES

1. General. (a) This Note is one of a duly authorized issue of debt securities of SABMiller Holdings Inc. the (“Issuer”), designated as its 2.200% Notes due 2018 (the “Notes”) limited to the aggregate initial principal amount of US$750,000,000 and issued or to be issued pursuant to a fiscal and paying agency agreement (the “Fixed Rate Fiscal and Paying Agency Agreement”) dated as of August 13, 2013 among the Issuer, SABMiller plc (the “Guarantor”) The Bank of New York Mellon, acting through its London office, as fiscal agent (the “Fiscal Agent”) and London paying agent (the “London Paying Agent”), The Bank of New York Mellon as principal paying agent (the “Principal Paying Agent”), registrar (the “Registrar”) and transfer agent (the “Transfer Agent”) under the Fixed Rate Fiscal and Paying Agency Agreement. The registered holders of the Notes will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Fixed Rate Fiscal and Paying Agency Agreement. A copy of the Fixed Rate Fiscal and Paying Agency Agreement is on file and may be inspected at the corporate trust office of the Fiscal Agent and the Registrar.

(b) The issue of the Notes was authorized pursuant to a resolution of a committee of the Board of Directors of the Issuer on August 5, 2013 and this Note is entitled to the benefit of the attached guarantee of the Guarantor (the “Guarantor”) authorized by a resolution of a committee of the Board of Directors of the Guarantor on August 2, 2013.

(c) The Notes are unsecured and unsubordinated obligations of the Issuer and rank at least equally with all other unsecured and unsubordinated obligations of the Issuer. The Guarantor is unconditionally and irrevocably guaranteeing, on an unsecured, unsubordinated basis the due and punctual payment (and not collectability) of the principal of and interest on the Notes (including the payment of Additional Amounts as described in Section 3(a) hereof), when and as the same shall become due and payable, whether at Final Maturity, by declaration of acceleration, call for redemption or otherwise and of any and all amounts due and payable under the Fixed Rate Fiscal and Paying Agency Agreement. The obligations of the Guarantor to make due and punctual payment (and not collectability) of the principal of and interest on the Notes, and the payment of Additional Amounts under the terms of the Notes, as well as amounts due and payable under the Fixed Rate Fiscal and Paying Agency Agreement, if any, are limited to the maximum amount which will result in its obligations under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. The Guarantee is an unsecured and unsubordinated obligation of the Guarantor and rank pari passu in right of payment with all other unsecured and unsubordinated obligations of the Guarantor (except those obligations preferred by statute or operation of law).

(d) The Notes are issuable in fully registered form without coupons in denominations of US$200,000 principal amount at maturity and integral multiples of US$1,000 in excess thereof. The Notes may be exchanged, and transfers thereof shall be registered, as provided in Section 7 hereof and in the Fixed Rate Fiscal and Paying Agency Agreement. Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock

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company, trust, unincorporated organization or government or any agency or political subdivision thereof (a “Person”) in whose name a Note shall be registered may (to the fullest extent permitted by applicable laws) be treated at all times, by all Persons and for all purposes as the absolute owner of such Note regardless of any notice of ownership, theft or loss or of any writing thereon.

(e) The Issuer may from time to time without the consent of the registered holders of the Notes issue additional securities having identical terms and conditions as the Notes in all respects or in all respect except for the first payment of interest on such further securities so that any further issue is a “qualified reopening” (or the new notes are issued with no more than de minimis original issue discount) for US federal income tax purposes and is consolidated and forms a single series of securities with the Notes.

2. Payments and Paying Agencies. (a) In order to provide for the payment of principal of and interest on the Notes as and when the same shall become due and payable, the Issuer will pay to the Fiscal Agent on or before each Interest Payment Date or the Final Maturity or any date fixed for redemption of the Notes, in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts, an amount in immediately available funds which (together with any funds then held by any Paying Agent or the Registrar and available for this purpose) shall be sufficient to pay the interest or principal or both, as the case may be, becoming due on such date; provided, however, that if such date is not a Business Day, the Issuer shall make such payment on the next succeeding Business Day. A “Business Day” is any day which is not, in London, England, New York City, or the place or payment of such interest or principal a Saturday, Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law to close. All sums payable to the Fiscal Agent hereunder shall be paid to such account and with such bank as the Fiscal Agent may from time to time notify to the Issuer and the Guarantor reasonably in advance of the time such sum is due and payable.

(b) (1) Payment of interest and principal with respect to interests in Notes issued in the form of Global Notes will be credited to the account of the holders of such interests with The Depository Trust Company (“DTC”).

(2) Principal of any Note issued in the form of a Definitive Note will be payable against surrender of such Note at the office of the Registrar or any Paying Agent or, subject to applicable laws and regulations, in such other place or places as are designated by the Issuer and the Guarantor, by dollar check drawn on, or by transfer to a dollar account maintained by the registered holder of such Note with, a bank located in New York City. Payment of interest on such Note will be made by a dollar check drawn on a bank in New York City mailed to the registered holder of such Note at such holder’s registered address or (ii) upon application by a registered holder of at least US$ 1,000,000 aggregate principal amount of Notes to the Registrar or any Paying Agent not later than the relevant Record Date, by wire transfer in immediately available funds to a dollar account maintained by such holder with a bank in New York City.

(c) Payment of interest on the Notes will be made to the Person in whose name such Note is registered at the close of business on the Record Date next preceding the relevant Interest

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Payment Date notwithstanding the cancellation of such Note upon any transfer or exchange thereof subsequent to the Record Date and prior to such Interest Payment Date; provided that: (i) interest payable at the Final Maturity will be payable to the Person to whom principal shall be payable; and (ii) if and to the extent the Issuer shall default in the payment of interest due on such Interest Payment Date, such defaulted interest shall be paid to the Persons in whose names the Notes are registered at the close of business on a subsequent record date established by notice given by mail by or on behalf of the Issuer to the registered holders of Notes not less than 15 days preceding such subsequent record date, such record date to be not less than 10 days preceding the date of payment of such defaulted interest.

(d) The Issuer and the Guarantor have initially appointed the Paying Agents, the Transfer Agent and the Registrar for the Notes as stated above. The Issuer and the Guarantor may at any time appoint additional or other paying agents, transfer agents and registrars and terminate the appointment thereof; provided that while the Notes are outstanding, the Issuer will maintain in New York City and London, England so long as the Notes are admitted to trading on the Irish Stock Exchange’s market for listed securities, an office or agency for the payment of principal of and interest on this Note as herein provided. Notice of any such termination or appointment and of any change in the office through which any paying agent, transfer agent or registrar will act will be promptly given once in the manner described in Section 11 herein.

(e) All monies paid by the Issuer and the Guarantor to the Fiscal Agent for payment of the principal of or interest on any Note and remaining unclaimed for two years after such payment has been made shall be repaid to the Issuer and the Guarantor, and, to the extent permitted by law, the registered holder of such Note thereafter may look only to the Issuer or the Guarantor for payment thereof.

(f) Should the Issuer at any time default in the payment of any principal of this Note, the Issuer will pay interest on the amount in default at the rate of interest borne by the Notes.

3. Payment of Additional Amounts.

(a) The Issuer and the Guarantor shall pay, in respect of any payment of principal of, and any premium and interest on the Notes, to a registered holder or beneficial owner thereof that, in the case of payment by the Issuer, is not a resident of the jurisdiction of incorporation or residence for tax purposes of the Issuer or any successor entity, or any political subdivision or taxing authority thereof or therein (the “Issuer Jurisdiction”), or in the case of payment by the Guarantor, is not a resident of the jurisdiction of incorporation or residence for tax purposes of the Guarantor or any successor entity, or any political subdivision or taxing authority thereof or therein (the “Guarantor Jurisdiction”, and together with the Issuer Jurisdiction, the “Relevant Jurisdictions”) for purposes of taxation, such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by such registered holder or beneficial owner of a Note, after deduction or withholding for any and all present and future tax, levy, impost or other governmental charge whatsoever imposed, assessed, levied or collected by or for the account of the United States, the United Kingdom or any political subdivision thereof or any authority thereof having the power to tax, or any other Relevant Jurisdiction (“Taxes”) will not be less than the amount such holder would have received if such Taxes had not been withheld

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or deducted; provided, however, that neither the Issuer nor the Guarantor shall be required to pay any Additional Amounts for or on account of:

(i) Any present or future Tax that would not have been so imposed, assessed, levied or collected but for the fact that the registered holder of the Note (or a fiduciary, settlor, beneficiary , member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) is or has been a domiciliary, national or resident of, or engaging or having been engaged in a trade or business or maintaining or having maintained a permanent establishment or being or having been physically present in the Relevant Jurisdiction or otherwise having or having had some connection with the Relevant Jurisdiction other than the mere holding or ownership of, or the collection of principal of, and interest on, a Note;

(ii) Any present or future Tax that would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required in order to receive payment, the Note was presented more than 30 days after the date on which such payment became due and payable or was provided for, whichever is later;

(iii) Any estate, inheritance, gift, transfer, personal property or similar Tax;

(iv) Any present or future Tax that is payable otherwise than by deduction or withholding from payments on or in respect of the Note;

(v) Any present or future Tax that would not have been so imposed, assessed, levied or collected but for the failure by the registered holder or the beneficial owner of the Note to comply, (following a written request addressed to the registered holders), with any certification, identification or other reporting requirements concerning the nationality , residence or identity of such registered holder (or beneficial owner) or its connection with the Relevant Jurisdiction if compliance is required by statute, regulation or administrative practice of the Relevant Jurisdiction, as a condition to relief or exemption from such Tax;

(vi) Any withholding or deduction imposed on a payment to an individual that is required to be made pursuant to European Union Directive 2003/48/EC on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive;

(vii) Any withholding or deduction imposed on a payment to any person that is required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, and any amended or successor provisions, and in either case any current or future Treasury regulations thereunder and official interpretations thereof (“FATCA”);

(viii) Any withholding or deduction that is imposed on the Note that is presented for payment, where presentation is required, by or on behalf of a registered holder who would have been able to avoid such withholding or deduction by presenting the Note to another paying agent; or

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(ix) Any combination of the Taxes described in (i) through (viii) above,

nor will Additional Amounts be paid in respect of any payment in respect of the Notes to any registered holder of the Notes that is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner that would not have been entitled to such amounts had such beneficiary, settlor, member or beneficial owner been the registered holder of such Notes.

References in these Conditions to “principal”, “premium” or “interest” shall be deemed to include references to Additional Amounts payable with respect thereto. References to the “Issuer” shall be deemed to include references to any person into or with which the Issuer merges or consolidates or to which the Issuer transfers or leases its assets substantially as an entity and references to the “Guarantor” shall be deemed to include references to any person into or with which the Guarantor merges or consolidates or to which the Guarantor transfers or leases its assets substantially as an entity.

4. Redemption.

(a) The Notes are not subject to redemption except as provided in this Section 4.

(b) The Issuer or the Guarantor may redeem each series of the Notes in whole or in part, at the option of the Issuer or the Guarantor, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) as determined by the Independent Investment Banker, the sum of the present values of the applicable Remaining Scheduled Payments discounted to the date of the redemption (the “Redemption Date”) on a semi-annual basis (assuming a 360-day year consisting of twelve 30- day months or in the case of an incomplete month, the number of days elapsed) at the Treasury Rate plus 15 basis points with respect to the Note, together with, in each case, accrued and unpaid interest on the principal amount of the Notes to be redeemed to the Redemption Date. In connection with such optional redemption the following defined terms apply:

•	“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as at the third business day immediately preceding that Redemption Date) of the Comparable Treasury issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

•	“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Note.

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•	“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding that Redemption Date, as set forth in the daily statistical release designated H.15 (519) (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for US Government Notes” or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (B) if the Independent Investment Banker for the Notes obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

•	“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer to act as the “Independent Investment Banker”.

•	“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mizuho Securities USA Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated , Morgan Stanley & Co. LLC, RBS Securities Inc., a Primary Treasury Dealer (as defined below) selected by Mitsubishi UFJ Securities (USA), Inc., a Primary Treasury Dealer as selected by BBVA Securities Inc., a Primary Treasury Dealer as selected by Santander Investment Securities Inc. and their respective successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Issuer; provided , however, that if any of the foregoing shall cease to be a primary US Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

•	“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding that Redemption Date.

•	“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that if that Redemption Date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that Redemption Date.

Notice of any redemption shall be given in accordance with Section 11 hereof at least 30 days but not more than 60 days before the Redemption Date to each holder of the Note to be

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redeemed. On and after any Redemption Date, interest will cease to accrue on the Note or any portion thereof called for redemption.

Upon presentation of any Note redeemed in part only, the Issuer will execute and the Fiscal Agent will authenticate and deliver to or on the order of the holder thereof, at the expense of the Issuer, a new Note or Notes, of Authorized Denominations, in principal amount equal to the unredeemed portion of the Note so presented.

On or before any Redemption Date, the Issuer shall deposit with the Fiscal Agent money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Fiscal Agent by such method as the Fiscal Agent shall deem fair and appropriate. The redemption price shall be calculated by the Independent Investment Banker and the Issuer, and the Fiscal Agent shall be entitled to rely on such calculation.

(c) If a Put Event occurs, the holder of the Note will have the option (a “Put Option”) (unless prior to the giving of the relevant Put Event Notice (as defined below) the Issuer or the Guarantor has given notice of redemption in accordance with the terms of the Note) to require the Issuer or the Guarantor to redeem or, at the option of the Issuer or the Guarantor, purchase (or procure the purchase of) that Note at a repurchase price in cash equal to 101% of its principal amount together with interest accrued to (but excluding) the date which is seven days after the expiration of the Put Period (as defined below) (the “Put Date”) on the Put Date.

Promptly following the end of any Change of Control Period the Issuer shall give notice (a “Put Event Notice”) to registered holders of Note in accordance with the terms of the Note specifying the nature of the relevant Put Event and the procedure for exercising the Put Option.

To exercise the Put Option, the holder of the Note must deliver such Note at the specified office of any Paying Agent at any time during normal business hours of such Paying Agent falling within the period (the “Put Period”) of 30 days after a Put Event Notice is given, accompanied by a duly signed and completed notice of exercise in the form (for the time being current) obtainable from the specified office of any Paying Agent (a “Change of Control Put Notice”). The Issuer or the Guarantor shall redeem or purchase (or procure the purchase of) the relevant Notes in respect of which the Put Option has been validly exercised in accordance with the terms of the Note on the Put Date unless previously redeemed (or purchased) and cancelled.

Any Change of Control Put Notice shall be irrevocable except where prior to the Put Date an Event of Default shall have occurred and be continuing in which event such holder, at its option, may elect by notice to the Issuer or the Guarantor to withdraw the Change of Control Put Notice and instead to declare such Note forthwith due and payable.

If 85% or more in principal amount of the Notes of a series then outstanding have been redeemed or purchased pursuant to Change of Control Put Notices, the Issuer or the Guarantor may, on giving not less than 30 nor more than 60 days’ notice to holders of Note of such series (such notice being given within 30 days after the Put Date), redeem or purchase (or procure the purchase of), at its option, all but not some only of the remaining outstanding Notes of such

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series at their principal amount, together with interest accrued to (but excluding) the date fixed for such redemption or purchase.

If the rating designations employed by any of Moody’s or S&P are changed from those which are described in paragraph (ii) of the definition of “Put Event”, or if a rating is procured from a Substitute Rating Agency, the Issuer or the Guarantor shall determine the rating designations of Moody’s or S&P or such Substitute Rating Agency (as appropriate) as are most equivalent to the prior rating designations of Moody’s or S&P and the provisions relating to change of control shall be construed accordingly.

For purposes of this Section 4(c), the following terms shall be applicable:

“Change of Control Period” means the period commencing on the Relevant Announcement Date and ending 90 days after the Change of Control (or such longer period for which the Notes are under consideration (such consideration having been announced publicly within the period ending 90 days after the Change of Control) for rating review or, as the case may be, rating by a Rating Agency, such period not to exceed 60 days after the public announcement of such consideration).

A “Negative Rating Event” shall be deemed to have occurred, at any time, if at such time as there is no rating assigned to the Notes by a Rating Agency (i) the Guarantor does not, either prior to, or not later than 21 days after, the occurrence of the Change of Control seek, and thereafter throughout the Change of Control Period use all reasonable endeavours to obtain, a rating of the Notes, or any other unsecured and unsubordinated debt of the Guarantor or (ii) if the Guarantor does so seek and use such endeavours, it is unable to obtain such a rating of at least investment grade by the end of the Change of Control Period.

“Put Event” will be deemed to occur if:

(i) any person or any persons acting in concert (as defined in the United Kingdom City Code on Takeovers and Mergers), other than a holding company (as defined in Section 1159 of the United Kingdom Companies Act 2006 (as amended)) whose shareholders are or are to be substantially similar to the pre-existing shareholders of the Guarantor, shall become interested (within the meaning of Part 22 of the Companies Act 2006 (as amended)) in (A) more than 50 per cent. of the issued or allotted ordinary share capital of the Guarantor or (B) shares in the capital of the Guarantor carrying more than 50 per cent. of the voting rights normally exercisable at a general meeting of the Guarantor (each such event being, a “Change of Control”); and

(ii) on the date (the “Relevant Announcement Date”) that is the earlier of (l) the date of the first public announcement of the relevant Change of Control and (2) the date of the earliest Relevant Potential Change of Control Announcement (if any), the Notes carry:

(A) an investment grade credit rating (Baa3/BBB-, or equivalent, or better) from any Rating Agency and such rating is, within the Change of Control Period, either downgraded to a non-investment grade credit rating (Ba1/BB+, or equivalent, or worse) (a “Non-Investment Grade Rating”) or withdrawn and is

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not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to an investment grade credit rating by such Rating Agency; or

(B) a Non-Investment Grade Rating from any Rating Agency and such rating is, within the Change of Control Period, either downgraded by one or more rating categories (by way of example, Ba1 to Ba2 being one rating category) or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to its earlier credit rating or better by such Rating Agency; or

(C) no credit rating and a Negative Rating Event also occurs within the Change of Control Period, provided that if at the time of the occurrence of the Change of Control the Notes carry a credit rating from more than one Rating Agency, at least one of which is investment grade as specified in sub-paragraph (A) above, then sub-paragraph (A) only will apply; and

(iii) in making any decision to downgrade or withdraw a credit rating pursuant to sub-paragraphs (A) or (B) above or not to award a credit rating of at least investment grade as described in paragraph (ii) of the definition of Negative Rating Event, the relevant Rating Agency announces publicly or confirms in writing to the Guarantor (whether at the request of the Guarantor or otherwise) that such decision(s) resulted, in whole or in part, from the occurrence of the Change of Control or the Relevant Potential Change of Control Announcement.

“Rating Agency” means Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc. (“S&P”) or any of their respective successors or any rating agency (a “Substitute Rating Agency”) substituted for any of them by the Guarantor from time to time. Each of S&P and Moody’s is established in the European Union and registered under Regulation 1060/2009/EC.

“Relevant Potential Change of Control Announcement” means any public announcement or statement by the Guarantor, any actual or potential bidder or any adviser acting on behalf of any actual or potential bidder relating to any potential Change of Control where within 180 days following the date of such announcement or statement, a Change of Control occurs.

(d) The Issuer may redeem the Notes, in whole but not in part, in an amount equal to their respective principal amounts together with accrued and unpaid interest to the applicable Redemption Date and any Additional Amounts, at the option of the Issuer at any time prior to their maturity if due to a Change in Tax Law (as defined below) (i) the Issuer or the Guarantor, in accordance with the terms and conditions of the Notes, has, or would, become obligated to pay to the holder or beneficial owner of any Note any Additional Amounts; and (ii) such obligation otherwise cannot be avoided by the Issuer or the Guarantor taking reasonable measures available to it. In such case, the Issuer may redeem the Notes as a whole but not in part, upon not less than 30 nor more than 60 days’ notice as provided in Section 11 hereof, in an amount equal to the principal amount of the Notes with accrued and unpaid interest to the Redemption Date and any

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Additional Amounts; provided that, (x) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor would be obligated to pay any such Additional Amounts were a payment in respect of the Notes then due and (y) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. The right of the Issuer to redeem the Notes shall continue as long as the Issuer or the Guarantor is obligated to pay such Additional Amounts, notwithstanding that the Issuer or the Guarantor shall have made payments of Additional Amounts. Prior to the giving of any such notice of redemption, the Issuer must deliver to the Fiscal Agent (l) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and (2) an opinion of independent counsel of recognized standing selected by the Issuer or the Guarantor to the effect that the Issuer or the Guarantor has, or would, become obligated to pay such Additional Amounts as a result of such change or amendment. The Fiscal Agent shall be entitled to accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent set out above in which event they shall be conclusive and binding on the holders of Notes.

For the purposes of this Section 4(d), “Change in Tax Law” shall mean (i) any change in, or amendment to, any law of a Relevant Jurisdiction (including any regulations or rulings promulgated thereunder) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective on or after August 13, 2013 or (ii) if the Issuer or the Guarantor consolidates or merges with, or transfers or leases its assets substantially as an entirety to, any Person that is incorporated or tax resident under the laws of any jurisdiction other than the initial Relevant Jurisdiction and as a consequence thereof such Person becomes the successor obligor to the Issuer or the Guarantor in respect of Additional Amounts that may become payable (in which case, for purposes of this Section 4(d), all references to the Issuer or the Guarantor hereunder shall be deemed to be and include references to such Person), any change in, or amendment to, any law of the jurisdiction of incorporation or tax residence of such Person or any successor entity, or any political subdivision or taxing authority thereof or thereon for purposes of taxation (including any regulations or rulings promulgated thereunder) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective on or after the date of such consolidation, merger, transfer or lease.

(e) From and after a Redemption Date, if moneys for the redemption of this Note called for redemption shall have been made available as provided herein for redemption on the Redemption Date, this Note shall cease to bear interest, and the only right of the registered holder of this Note shall be to receive payment of the redemption price and all unpaid interest accrued to the date of redemption.

5. Events of Default. (a) Herein, the following terms will have the following meanings:

“Consolidated Subsidiary” means, in relation to a company, a Subsidiary of that company or any other Person whose affairs are required to be consolidated in the audited consolidated accounts of that company;

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“Principal Subsidiary” means, at any relevant time, a Consolidated Subsidiary of the Guarantor whose gross assets (consolidated if such Consolidated Subsidiary itself has Consolidated Subsidiaries) attributable to the Guarantor are not less than 10% of the consolidated gross assets of the Guarantor and all of its Consolidated Subsidiaries taken as a whole (attributable to the shareholders of the Guarantor) as at the date of the most recent published consolidated audited balance sheet of the Guarantor and all of its Consolidated Subsidiaries; provided that, if a Principal Subsidiary shall, since the date of the most recent published consolidated audited balance sheet of the Guarantor and all of its Consolidated Subsidiaries (a) have ceased to be a Consolidated Subsidiary of the Guarantor (if such Principal Subsidiary was, at such date, a Consolidated Subsidiary of the Guarantor) or (b) have transferred all or substantially all of its business or assets to one or more other Consolidated Subsidiaries of the Guarantor, it shall cease to be a Principal Subsidiary, all as more particularly defined under the Notes; and

“Subsidiary” has the meaning set forth in Section 6.

(b) The following will be Events of Default (each an “Event of Default”) with respect to this Note:

(i) default in the payment of any instalment of interest (excluding Additional Amounts) upon any Note as and when the same shall become due and payable, and continuance of such default for 30 days; or

(ii) default in the payment of any Additional Amounts as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(iii) default in the payment of all or any part of the principal of any Note as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise and continuance of such default for three Business Days; or

(iv) default in the performance or breach of any covenant or warranty of the Issuer or the Guarantor in respect of the Notes or the Fixed Rate Fiscal and Paying Agency Agreement (other than those described in subsections (i), (ii) and (iii) above), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Guarantor, and the Fiscal Agent by the registered holders of at least 25% in principal amount of the outstanding Notes affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Notes; or

(v) any present or future indebtedness of the Issuer or the Guarantor, or any Principal Subsidiary, other than the Notes, having a then outstanding principal amount in excess of US$125,000,000 is accelerated by any holder or holders thereof or any trustee or agent acting on behalf of such holder or holders in accordance with any agreement or instrument evidencing such indebtedness; or

(vi) a distress, attachment, execution or other legal process is levied, enforced or sued out on or against any part of the property, assets or revenues of the Issuer or the Guarantor or any Principal Subsidiary where such distress, attachment, execution or other

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legal process relates to an obligation that exceeds US$125,000,000 following upon a decree or judgment of a court of competent jurisdiction and is not discharged or stayed within 90 days; or

(vii) the Issuer or the Guarantor or any Principal Subsidiary admits in writing that it is unable to pay its debts generally; or a resolution is passed by the Board of Directors of the Issuer or the Guarantor to be wound up or dissolved; or

(viii) the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order, adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

(ix) the commencement by the Issuer of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefits of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action; or

(x) an application is made by the Issuer, the Guarantor or a Principal Subsidiary, as the case may be, for its bankruptcy or an application is made by anyone else for the bankruptcy of the Issuer, the Guarantor or a Principal Subsidiary, as the case may be, and such application is not being contested in good faith, or the Issuer, the Guarantor or a Principal Subsidiary is declared as bankrupt by a competent court under any applicable bankruptcy, insolvency, reorganization or other similar law, or the Issuer, a Guarantor or a Principal Subsidiary, as the case may be, applies for provisional suspension of payments or an order is made by a competent court for the liquidation or dissolution of the Issuer, the Guarantor or a Principal Subsidiary, as the case may be, or an effective resolution is passed for liquidation or dissolution of the Issuer, the Guarantor or a Principal Subsidiary, as the case may be.

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If an Event of Default occurs and is continuing, then and in each and every such case (other than the Events of Default specified in subsection (viii) above with respect to the Issuer or the Guarantor), unless the principal of all the Notes shall have already become due and payable, the registered holders of not less than 25% in aggregate principal amount of the then outstanding Notes, by notice in writing to the Guarantor and the Fiscal Agent, may declare the entire principal amount of all Notes issued pursuant to the Fixed Rate Fiscal and Paying Agency Agreement and interest accrued and unpaid thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If the Event of Default described in subsection (viii) above occur with respect to the Issuer or the Guarantor and are continuing, the principal amount of and accrued and unpaid interest on all the Notes issued pursuant to the Fixed Rate Fiscal and Paying Agency Agreement shall become immediately due and payable, without any declaration or other act on the part of any registered holder.

The registered holders of a majority in aggregate principal amount of the outstanding Notes under the Fixed Rate Fiscal and Paying Agency Agreement, by written notice to the Issuer, the Guarantor and the Fiscal Agent, may waive defaults and rescind and annul declarations of acceleration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impart any right consequent thereon.

6. Certain Covenants of the Issuer and the Guarantor.

(a) So long as any Notes are outstanding, none of the Issuer or the Guarantors may consolidate with or merge into any other Person or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person (other than any sale or conveyance by way of a temporary lease in the ordinary course of business), unless:

(i) such successor Person expressly assumes, by an amendment to the Fixed Rate Fiscal and Paying Agency Agreement or a fiscal and paying agency agreement supplemental hereto, executed and delivered to the Fiscal Agent, in form satisfactory to the Fiscal Agent, the obligations of the Issuer or the Guarantor, as the case may be, under the Fixed Rate Fiscal and Paying Agency Agreement, the Notes and the Guarantee and the due and punctual performance and observance of every covenant and condition to be performed or observed by the Issuer or the Guarantor pursuant to the Fixed Rate Fiscal and Paying Agency Agreement, the Notes and the Guarantee, as the case may be;

(ii) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Issuer, the Guarantor or any subsidiary thereof as a result of such transaction as having been incurred by the Issuer, the Guarantor or such subsidiary at the time of such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(iii) such successor Person is organized under the laws of the United States, any State thereof or the District of Columbia, the United Kingdom or any other country

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that is a member of the Organization for Economic Cooperation and Development as of the date of such succession;

(iv) such successor Person agrees to assume the Issuer’s or the Guarantor’s obligations under the Notes or the Guarantee, as the case may be, to pay Additional Amounts in respect of taxes imposed by the jurisdiction in which such successor Person is incorporated or resident for tax purposes and resulting therefrom or otherwise;

(v) if as a result of such consolidation or merger or such sale, conveyance, transfer or lease, properties or assets of the Issuer or the Guarantor would become subject to a Lien (as defined in Section 6 hereof) which would not be permitted by the Notes or under the Fixed Rate Fiscal and Paying Agency Agreement, the Issuer, the Guarantor or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Notes equally and rateably with, or prior to, all indebtedness secured thereby;

(vi) the Issuer or the Guarantor, as the case may be, has delivered to the Fiscal Agent a certificate of an Authorized Officer (as defined in the Fixed Rate Fiscal and Paying Agency Agreement) and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if an amendment to the Fixed Rate Fiscal and Paying Agency Agreement or a supplemental fiscal and paying agency agreement is required in connection with such transaction, such amendment or supplemental agreement, comply with this Section 6 and that all conditions precedent herein provided for relating to such transaction have been complied with.

The Notes do not contain covenants or other provisions to afford protection to holders of the Notes in the event of a highly leveraged transaction or a change in control of the Issuer or the Guarantor except as provided above.

Upon any consolidation of the Issuer or the Guarantor with, or merger of the Issuer or the Guarantor into, any other Person or any sale conveyance, transfer or lease of all or substantially all of the assets of the Issuer or the Guarantor in accordance with this Section, the successor Person formed by such consolidation or into which the Issuer or the Guarantor is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Guarantor under the Fixed Rate Fiscal and Paying Agency Agreement with the same effect as if such Person had been named as the Issuer or the Guarantor herein, as the case may be, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Agreement, the Notes or the Guarantee. The terms “Issuer” and “Guarantor”, as used in the Notes and the Fixed Rate Fiscal and Paying Agency Agreements, also refer to any such successors or assigns so substituted.

(b) Assumption of the Issuer’s obligations by the Guarantor. The Guarantor may assume the obligations of the Issuer (or of any Person which shall have previously assumed the obligations of the Issuer) for the due and punctual payment of the principal of, interest on and any other payments with respect to any Note and the performance of every covenant of the Fixed

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Rate Fiscal and Paying Agency Agreement and any Note on the part of the Issuer to be performed or observed, provided that:

(i) the Guarantor shall expressly assume such obligations by a fiscal and paying agency agreement supplemental to the Fixed Rate Fiscal and Paying Agency Agreement, in form reasonably satisfactory to the Fiscal Agent, executed and delivered to the Fiscal Agent;

(ii) the Guarantor shall agree in such supplemental fiscal and paying agency agreement, to pay all amounts of principal and interest without deduction or withholding for any and all present and future taxes, levies, imposts and other governmental charges whatsoever imposed by or for the account of the Relevant Jurisdiction or, if such deduction or withholding is required, the Guarantor will pay any Additional Amounts in the same manner and subject to the same exceptions described in Section 3 hereof;

(iii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iv) the Guarantor shall have delivered to the Fiscal Agent a certificate of an Authorized Officer and an opinion of counsel, each stating that such assumption and such supplemental fiscal and paying agency agreement comply with this Section 6 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon any such assumption, the Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Fixed Rate Fiscal and Paying Agency Agreement with the same effect as if the Guarantor had been named as the “Issuer” therein, and the Person named as the “Issuer” in the first paragraph of this instrument or any successor Person which shall therefore have become such in the manner prescribed in this Section 6 shall be released from its liability as obligor under the Notes.

(c) Limitation on Liens. So long as any Notes are outstanding, the Issuer and the Guarantor will not, and shall not permit any Subsidiary to, create, incur or assume any Lien on any Principal Property or upon any shares or stock of any Restricted Subsidiary securing any indebtedness for borrowed money (“Debt”) or interest on any Debt (or any liability of the Issuer or the Guarantor or any of the Guarantor’s Subsidiaries under any guarantee or endorsement or other instrument under which the Issuer, the Guarantor or any of its Subsidiaries is contingently liable, either directly or indirectly, for Debt or interest on Debt), other than Permitted Liens, without also at the same time or prior to that time securing, or causing such Subsidiary to secure, the Notes so that such Notes are secured equally and ratably with or prior to the other Debt or liability, except that the Issuer, the Guarantor and any Subsidiary may incur a Lien on any Principal Property to secure Debt or interest on any Debt (or any such liability) or enter into a Sale and Leaseback Transaction on any Principal Property without securing the Notes if the sum of:

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(i) The amount of Debt outstanding at the time secured by Liens on any Principal Property or upon any shares or stock of any Restricted Subsidiary created, incurred or assumed after the date of the Notes and otherwise prohibited by the Notes; and

(ii) The Attributable Value at the time of all Sale and Leaseback Transactions on any Principal Property entered into after the date of the Notes and otherwise prohibited by the Notes, does not exceed the greater of US$625 million or 10% of the Consolidated Net Tangible Assets of the Guarantor.

(d) Limitation on Sale and Leaseback Transactions. So long as any Notes are outstanding, the Issuer and the Guarantor will not, and the Issuer and the Guarantor will not permit any Subsidiary to, enter into any Sale and Leaseback Transaction of any Principal Property, other than any such transaction involving a lease for a term of not more than three years or any transaction between each of the Issuer, the Guarantor and any of the Guarantor’s Subsidiaries, or between Subsidiaries of the Guarantor, unless:

(i) The Issuer, the Guarantor or the Subsidiary, as the case may be, would be entitled under the covenant described above under Section 6(c) hereof, to enter into a Sale and Leaseback Transaction of such Principal Property or to incur Debt secured by a Lien on such Principal Property without securing the Notes; or

(ii) The Issuer, the Guarantor or the Subsidiary, as the case may be, applies, within 120 days after the effective date of any arrangement, an amount equal to the Attributable Value of such Sale and Leaseback Transaction to either (or a combination of) (i) the prepayment, repayment, redemption, reduction or retirement of indebtedness which matures more than 12 months after the date of the creation of the indebtedness or (ii) expenditures for the acquisition, construction, improvement, development or expansion of any Principal Property.

(e) Definitions of Certain Terms. For the purposes of this Section 6, the following terms shall have the following respective meanings:

“Attributable Value” means, as to any particular lease under which any Person is at any time liable, and at any date as at which the amount of the payment is to be determined, the total net amount of rent required to be paid by that Person under the lease during the remaining term of the lease (excluding any subsequent renewal or other extension option held by the lessee, but, in the case of any lease which is terminable by the lessee upon the payment of a penalty, the amount of such penalty), discounted from the respective due dates to the date of determination at a rate equivalent to the rate used for the purposes of financial reporting in accordance with generally accepted accounting principles and practices applicable to the type of business in which such Person is engaged (as determined in good faith by the principal accounting officer of such Person). The net amount of rent required to be paid under the lease for any period will be the aggregate amount of rent payable by the lessee with respect to that period, excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, utility, operating and labor costs and similar charges and as reduced by the present value of the rent, if

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any (determined on the foregoing basis), that any sublessee is required to pay for all or part of the leased property for the relevant period.

“Consolidated Net Tangible Assets of the Guarantor” means the total amount of assets of the Guarantor on a consolidated basis, including deferred pension costs included within total assets, and deferred tax assets, after deducting therefrom:

(i) all current liabilities (excluding any indebtedness and obligations under capital leases classified as a current liability);

(ii) all goodwill and intangible assets, all as set forth in the most recent consolidated balance sheet of the Guarantor and computed in accordance with IFRS; and

(iii) appropriate adjustments on account of non-controlling interests of other Persons holding stock in any Subsidiary of the Guarantor, all as set forth in the most recent consolidated balance sheet of the Guarantor and its Subsidiaries (but, in any event, as at a date within 150 days of the date of determination) and computed in accordance with IFRS.

“Lien” means any mortgage or deed of trust, pledge, lien, charge, encumbrance or other security interest.

“Permitted Liens” of any Person at any particular time means:

(i) Liens existing on the date of issue of the Notes;

(ii) Liens arising by operation of law (including in favor of a tax authority in any jurisdiction) or incidental to the conduct of the business of that Person or any Subsidiary of that Person or the ownership of their property or assets, that do not materially impair the usefulness or marketability of those property or assets to that Person;

(iii) Liens securing taxes, assessments, governmental charges, levies or claims, which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if adequate reserves or provisions, if any, as shall be required in conformity with applicable generally accepted accounting principles shall have been established or made;

(iv) Liens in favor of the Issuer or the Guarantor or Liens in favor of a Restricted Subsidiary securing debt owed by another Restricted Subsidiary to such Restricted Subsidiary;

(v) Purchase Money Mortgages;

(vi) Liens on property or assets or shares or stock or other equity equivalents existing at the time the property or assets or shares or stock or other equity equivalents were acquired by that Person; provided that those Liens were not incurred or increased in anticipation of the acquisition;

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(vii) Liens on property or assets or shares or stock or other equity equivalents of a corporation or other legal entity existing at the time that corporation or other legal entity becomes a Subsidiary of that Person, or is liquidated or merged into, or amalgamated or consolidated with, that Person or a Subsidiary of that Person or at the time of the sale, lease or other disposition to that Person or a Subsidiary of that Person of all or substantially all of the properties and assets of a corporation or other legal entity;

(viii) Any Lien created by or relating to legal proceedings so long as that Lien is discharged, vacated or bonded within 90 days of attachment;

(ix) Liens on any Principal Property subject to Sale and Leaseback Transactions not otherwise prohibited by the Notes;

(x) Liens in favor of a governmental entity or holders of securities issued by a governmental entity pursuant to any contract or statute, including (but not limited to) Liens securing or relating to industrial revenue, pollution control or other tax exempt bonds;

(xi) Liens required in connection with state or local governmental programs which provide financial tax benefits, as long as substantially all of the obligations secured are in lieu of or reduce an obligation that would have been secured by a Lien otherwise permitted hereunder;

(xii) Liens constituted by rights of set-off or netting in the ordinary course of the Guarantor’s or any Restricted Subsidiary’s banking arrangements or for the provision of clearing bank facilities or overdraft facilities for the purpose of netting debit and credit balances (other than cash collateral); and

(xiii) Any renewal, refunding or extension of any Lien referred to in the foregoing clauses (i) through (xii); provided that the principal amount of indebtedness secured by that Lien after the renewal, refunding or extension is not increased and the Lien is limited to the property or assets originally subject to the Lien and any improvements on the property or assets.

“Principal Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof that (i) is owned by the Guarantor or a Subsidiary of the Guarantor, (ii) has a gross book value (without deduction of any applicable depreciation reserves) on a date as at which the determination is being made of more than 2% of the Consolidated Net Tangible Assets of the Guarantor and (iii) has not been determined in good faith by the Board of Directors of the Guarantor not to be materially important to the total business conducted by the Guarantor and its Subsidiaries, taken as a whole.

“Purchase Money Mortgage” of any Person means any Lien created upon any property or assets of the Person or any shares or stock of a Restricted Subsidiary to secure or securing the whole or any part of the purchase price of the property or assets or shares or stock or the whole or any part of the cost of constructing or installing fixed improvements on that property or assets or to secure or securing the repayment of money borrowed to pay the whole or any part of such purchase price or cost or any vendor’s privilege or Lien on that property or assets or shares or

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stock securing all or any part of the purchase price or cost including title retention agreements and leases in the nature of title retention agreements when recourse is limited solely to such Lien.

“Restricted Subsidiary” means any Subsidiary of the Guarantor which owns a Principal Property.

“Sale and Leaseback Transaction” of any Person means an arrangement with any lender or investor or to which that lender or investor is a party providing for the leasing by that Person of any property or asset of that Person which has been or is being sold or transferred by the Person more than 12 months after the acquisition of that property or asset or the completion of construction or commencement of operation thereof to that lender or investor or to any Person to whom funds have been or are to be advanced by that lender or investor on the security of that property or asset. The stated maturity of this type of arrangement shall be the date of the last payment of rent or any other amount due under the arrangement prior to the first date on which the arrangement may be terminated by the lessee without payment of a penalty.

“Subsidiary” of any Person means any corporation, partnership or other business entity of which more than 50% of the outstanding shares or other equity interests (as the case may be) carrying the right to vote in the election of directors, managers or trustees (without regard to the occurrence of any contingency), as the case may be, are directly or indirectly, owned by that Person or by one or more Subsidiaries of that Person.

(f) The Issuer may at its option either (a) be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Notes and to have satisfied all the obligations under the Fixed Rate Fiscal and Paying Agency Agreement, (except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of Notes, to replace mutilated, destroyed, lost or stolen Notes, to pay Additional Amounts and to maintain paying agencies) on the 91st day after the applicable conditions described below have been satisfied or (b) cease to be under any obligation to comply with the covenants with respect to Sections 6(a) (other than the obligations set forth in Sections 6(a)(i), 6(a)(iv), and 6(a)(vi) insofar as it relates to Sections 6(a)(i) and 6(a)(iv)), 6(c) and 6(d) hereof, and non-compliance with such covenants and the occurrence of certain events described under Section 5 above, will not give constitute an Event of Default under the Notes, at any time after the applicable conditions described below have been satisfied.

In order to exercise either defeasance option, the Issuer will (i) deposit with a defeasance agent, irrevocably in trust, money or obligations issued by the United States government (“Government Obligations”) for the payment of principal of and interest on the outstanding Notes to and including the Redemption Date irrevocably designated by the Issuer on or prior to the date of deposit of such money or Government Obligations and (ii) comply with certain other conditions, including delivering to a defeasance agent either an opinion of U.S. counsel of recognized standing with regard to U.S. federal income tax matters or a ruling received from or published by the United States Internal Revenue Service, to the effect that beneficial owners of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the exercise of such option and will be subject to United States federal income tax on the same amount and in the same manner and at the same time as would have been the case if

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such option had not been exercised and which, in the case of (a) above, is based on a change of law after August 13, 2013.

7. Replacement, Exchange and Transfer of Notes. (a) In case any Note shall become mutilated, defaced or apparently destroyed, lost or stolen, the Issuer and the Guarantor may execute, and, upon the written request of the Issuer, the Guarantor, the Registrar or Fiscal Agent shall authenticate and deliver, a new Note, with the Guarantee and bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Note or in lieu of and in substitution for the apparently destroyed, lost or stolen Note. In every case the applicant for a substitute Note shall furnish to the Issuer, the Guarantor and the Agents such security or indemnity as may be required by them to indemnify and defend and to save each of them and any agent of the Issuer, the Guarantor or the Agents harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Note and of the ownership thereof. Upon the issuance of any substitute Note, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Agents) connected therewith.

(b) Upon the terms and subject to the conditions set forth in the Fixed Rate Fiscal and Paying Agency Agreement, and subject to Section 7(e) hereof, a Note or Notes may be exchanged for an equal aggregate principal amount of Notes in different Authorized Denominations by surrender of such Note or Notes to any Transfer Agent or at the office of any other agent of the Issuer or the Guarantor designated for such purpose, duly endorsed or accompanied by a proper instrument of assignment and transfer, together with a written request for the exchange.

(c) Upon the terms and subject to the conditions set forth in the Fixed Rate Fiscal and Paying Agency Agreement, and subject to Section 7(e) hereof, a Note may be transferred in whole or in part (in the amount of US$200,000 or any multiple of US$1,000 in excess thereof) by the registered holder or holders surrendering the Note for registration of transfer at the office of any Transfer Agent or at the office of any other agent of the Issuer or the Guarantor designated for such purpose, duly endorsed or accompanied by an executed instrument of assignment and transfer.

(d) The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions, except for the expenses of delivery by other than regular mail (if any) and except for the payment of a sum sufficient to cover any tax or other governmental charge or insurance charges that may be imposed in relation thereto, will be borne by the Issuer.

(e) The Transfer Agents and the Registrar may decline to accept any request for an exchange or registration of transfer of any Notes (i) during the period of 15 days preceding the due date for any payment of principal in respect of the Notes or the date on which the first mailing of any notice of redemption of the Notes is made or (ii) any Notes selected, called or being called for redemption.

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8. Modifications and Amendments; Registered Holders’ Meetings. (a) Modifications of and amendments to the Fixed Rate Fiscal and Paying Agency Agreement or to the terms and conditions of the Notes may be made, and future compliance therewith or past default may be waived, with the consent of the registered holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, or of such lesser percentage as may act at a meeting of registered holders of Notes held in accordance with the provisions of the Fixed Rate Fiscal and Paying Agency Agreement; provided, however, that no such modification, amendment, waiver or consent may, without the consent of the registered holder of each Note so affected, (i) change the stated maturity of the principal of or the date for payment of any installment of interest on any Note, (ii) reduce the principal amount of or Additional Amounts or interest on any applicable Note payable with respect thereto or reduce the amount payable thereon in the event of redemption or default, (iii) change the currency of payment of principal of or Additional Amount or interest on any Note payable with respect thereto, (iv) change the obligation of the Issuer or the Guarantor, as the case may be, to pay Additional Amounts, (v) impair the right to institute suit for the enforcement of any such payment on or with respect to the Notes, or (vi) reduce the above-stated percentage of aggregate principal amount of Notes outstanding necessary to modify or amend the Fixed Rate Fiscal and Paying Agency Agreement or the terms and conditions of the Notes or to waive any future compliance or past default or reduce the quorum requirements or the percentage of aggregate principal amount of Notes outstanding required for the adoption of any action at a registered holders’ meeting of holders of the Notes or reduce the percentage of aggregate principal amount of Notes outstanding necessary to rescind or annul any declaration of the principal of and all accrued and unpaid interest on the Notes to be due and payable. Any modifications, amendments or waivers to the Fixed Rate Fiscal and Paying Agency Agreement or to the terms and conditions of the Notes will be conclusive and binding on all registered holders of the Notes, whether or not they have consented to such action or were present at the meeting at which such action was taken, and on all future registered holders of Notes, whether or not notation of such modifications, amendments or waivers is made upon the Notes. Any instrument given by or on behalf of any registered holder of a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent registered holders of such Note.

(b) At a meeting of the registered holders of the Notes for the purpose of approving a modification or amendment to, or obtaining a waiver of, any covenant or condition set forth in the Notes, Persons entitled to vote at least a majority in aggregate principal amount of the Notes at the time outstanding shall constitute a quorum. In the absence of a quorum at any such meeting, the meeting may be adjourned for a period of not less than ten days; in absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten days; at the reconvening of any meeting further adjourned for lack of a quorum, the Persons entitled to vote at least 25% in aggregate principal amount of the Notes at the time outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. At a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid, any resolution to modify or amend, or to waive compliance with, any of the covenants or conditions referred to above shall be effectively passed if passed by the Persons entitled to vote the lesser of (i) at least a majority in aggregate principal amount of Notes then outstanding or (ii) at least 75% in aggregate principal amount of the Notes represented and voting at the meeting.

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9. Non-Business Days; Calculation of Interest. (a) In any case where the interest payment date or the date of maturity of the principal of or the date fixed for redemption of the Notes shall not be a Business Day, then payment of principal or interest need not be made on such date at such place but may be made on the next succeeding day which is a Business Day, with the same force and effect as if made on the applicable interest payment date or date of maturity or date fixed for redemption, and no interest shall accrue for the period after such date.

(b) Interest in respect of any period of less than one year shall be calculated on the basis of a 360-day year of twelve 30-day months.

10. Paying Agents, Transfer Agent and Registrar. In acting under the Fixed Rate Fiscal and Paying Agency Agreement and in connection with the Notes, the Principal Paying Agent, the Registrar, the Transfer Agent and the London Paying Agent are acting solely as agents of the Issuer and do not assume any obligation towards or relationship of agency or trust for or with the owners or holders of the Notes, except that any funds held by any Principal Paying Agent, Registrar, London Paying Agent or Transfer Agent for payment of principal of or interest on the Notes or Additional Amounts with respect thereto shall be held in trust by it for such owners and such holders and applied as set forth in the Notes but need not be segregated from other funds held by it except as required by law. For a description of the duties and immunities and rights of the Principal Paying Agent, Registrar, Transfer Agent and London Paying Agent under the Fixed Rate Fiscal and Paying Agency Agreement, reference is made to the Fixed Rate Fiscal and Paying Agency Agreement, and the obligations of the Principal Paying Agent, Transfer Agent and London Paying Agent to the holder of any Note are subject to such immunities and rights.

11. Notices. So long as the Notes are listed on the Official List and admitted to trading on the Main Securities Market, notices to holders of Notes will be given by filing all such notices in the Companies Announcement Office of the Irish Stock Exchange. All notices to holders of Notes shall be deemed to be duly given if they are filed with the Companies Announcements Office. Notices to registered holders will also be mailed to them (or the first named of joint registered holders) by first-class mail postage prepaid (or, if first class mail is unavailable, by airmail) to the last addresses of the holder of Notes as they appear in the register and deemed to have been given on the date of such mailing. Any such notice shall be deemed to have been given on the date of such publication or mailing or, if published more than once on different dates, on the first date on which publication or mailing is made.

12. Governing Law. (a) The Notes, the Guarantee and the Fixed Rate Fiscal and Paying Agency Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b) The Issuer and the Guarantor hereby irrevocably agree that any legal suit, action or proceeding against any of them, arising out of or based upon the Fixed Rate Fiscal and Paying Agency Agreement or any of the Notes or the Guarantee may be instituted in any state or federal court in the Borough of Manhattan, the City of New York, New York, and, to the fullest extent permitted by law, irrevocably waive any objection any of them may now or hereinafter have to the laying of venue of any such proceeding, irrevocably waive any objection based on the absence of a necessary or indispensable party in any such proceeding, irrevocably accept and submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding (but

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only for such purpose) and irrevocably waive any and all right to trial by jury. To the extent permitted by law, the Issuer and the Guarantor hereby waive any objection to the enforcement by any competent court in the United Kingdom or in The Netherlands of any judgment validly obtained in any such court in New York, New York on the basis of any such legal suit, action or proceeding. The Guarantor has appointed, for the duration of the Notes, CT Corporation System as its authorized agent (“Authorized Agent”) upon which process may be served in any action arising out of or based on the Fiscal Paying Agency Agreement or the Notes, which may be instituted in any state or federal court in the Borough of Manhattan, the City of New York, New York, and expressly consents to the non-exclusive jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable unless and until a successor Authorized Agent reasonably acceptable to the Fiscal Agent shall be appointed and such successor shall accept such appointment Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer and the Guarantor.

13. Authentication. This Note shall not become valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Fiscal Agent or the Registrar acting under the Fixed Rate Fiscal and Paying Agency Agreement.

14. Information. For so long as the Guarantor is neither subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, the Guarantor will furnish to the holder of any Note and to each prospective purchaser designated by any such holder, upon the request of such holder or prospective purchaser, the information required to be delivered pursuant to Rule 144A(d)(4) under the Exchange Act. As at the date of the Fixed Rate Fiscal and Paying Agency Agreement, the Guarantor is exempt from reporting, pursuant to Rule 12g3-2(b) under the Exchange Act.

15. Descriptive Headings. The descriptive headings appearing in these terms and conditions are for convenience of reference only and shall not alter, limit or define the provisions hereof.

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EXHIBIT B-2

SCHEDULE TO [RULE 144A] [REGULATION S] GLOBAL NOTE

Initial Principal Amount

US$[Insert Initial principal amount]

Date	Amount of Principal Purchased, Redeemed, Exchanged or Cancelled	Registration Number of Definitive Note Transferred and Cancelled	Amount of Principal Increased Upon Transfer and Cancellation of Definitive Note	Amount of Principal Increased (Decreased) Upon Transfer Between Global Notes	Aggregate Principal Amount Remaining Following such Purchase, Redemption, Exchange or Cancellation

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EXHIBIT C-1

SABMiller Holdings Inc.

Certificate of Designation and Incumbence of the Authorized Representative

[●], the Secretary of the Board of Directors of SABMiller Holdings Inc. (the “Issuer”), hereby certifies that (A) each officer, director or employee of the Issuer listed below is (i) an Authorized Representative of the Issuer for purposes of the Fixed Rate Fiscal and Paying Agency Agreement dated August 13, 2013 (the “Agreement”), among the Issuer, SABMiller plc, as guarantor, and The Bank of New York Mellon (the “Fiscal Agent”) and the other parties named therein; (ii) duly elected or appointed, qualified and acting as the holder of the respective office or offices set forth opposite his name; (iii) a person upon whose oral or written instructions the Fiscal Agent is authorized to act, in accordance with the Agreement, with respect to the Notes issued under the Agreement; (iv) in the case of [●], the duly authorized person who executed or will execute the Notes by his manual or facsimile signature; (B) each signature appearing below is the person’s genuine signature; (C)                 and                 are Authorized Officers of the Issuer for purposes of the Agreement; and (D) attached hereto are true, correct and complete specimens of the certificates representing the Notes.

Name	Title	Signature

IN WITNESS WHEREOF, I have signed my name unto SABMiller Holding Inc.’s Certificate of Designation and Incumbence of the Authorized Representative.

Dated:

Secretary of the Board of Directors

[Signature Page to SABMiller Holding Inc.’s Certificate of

Designation and Incumbence for Floating Rate Notes]

EXHIBIT C-2

SABMiller plc

Certificate of Designation and Incumbence of the Authorized Representative

[●], the Secretary of the Board of Directors of SABMiller plc (the “Guarantor”), hereby certifies that (A) each officer, director or employee of the Guarantor listed below is (i) an Authorized Representative of the Guarantor for purposes of the Fixed Rate Fiscal and Paying Agency Agreement dated August 13, 2013 (the “Agreement”), among SABMiller Holdings Inc., as issuer, the Guarantor and The Bank of New York Mellon (the “Fiscal Agent”) and the other parties named therein; (ii) duly elected or appointed, qualified and acting as the holder of the respective office or offices set forth opposite his name; (iii) a person upon whose oral or written instructions the Fiscal Agent is authorized to act, in accordance with the Agreement, with respect to the Notes issued under the Agreement; (iv) in the case of [●], the duly authorized person who executed or will execute the Guarantee relating to the Notes by his manual or facsimile signature; (B) each signature appearing below is the person’s genuine signature; (C)                 and                 are Authorized Officers of the Guarantor for purposes of the Agreement; and (D) attached hereto are true, correct and complete specimens of the Guarantee.

Name	Title	Signature

IN WITNESS WHEREOF, I have signed my name unto SABMiller plc’s Certificate of Designation and Incumbence of the Authorized Representative.

Dated:

Secretary of the Board of Directors

[Signature Page to SABMiller plc’s Certificate of

Designation and Incumbence for Fixed Rate Notes]

EXHIBIT D

FORM OF GUARANTEE

For value received, SABMiller plc, a public limited company duly organized and existing under the laws of England and Wales (herein called the “Guarantor”, which term includes any successor person under the Fixed Rate Fiscal and Paying Agency Agreement referred to in the Note upon which this Guarantee is endorsed (the “Fixed Rate Fiscal and Paying Agency Agreement”)), hereby fully, irrevocably and unconditionally guarantees to and for the benefit of each registered holder of the Note upon which this Guarantee is endorsed the due and punctual payment of the principal of, and any premium and interest on such Note when and as the same shall become due and payable, whether at the Final Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Fixed Rate Fiscal and Paying Agency Agreement referred to therein. In case of the failure of SABMiller Holdings Inc., a Delaware corporation (the “Issuer’’, which term includes any successor person under the Fixed Rate Fiscal and Paying Agency Agreement or such Note), punctually to make any such payment of principal, premium or interest, the Guarantor hereby agrees immediately to pay or cause to be paid any such principal, premium or interest and any and all other amounts due and payable under the Notes and the Fixed Rate Fiscal and Paying Agency Agreement.

This Guarantee is an unsecured and unsubordinated obligation of the Guarantor and ranks pari passu in right of payment with all other unsecured and unsubordinated obligations of the Guarantor (except those obligations preferred by statute or operation of law). The obligations of the Guarantor under this Guarantee are limited to the maximum amount resulting in its obligations herein not constituting a fraudulent conveyance or fraudulent transfer under any applicable law. The Guarantee may not be amended without the consent of the registered holders of the Notes save to the extent permitted by the terms and conditions of the Notes as set out in the Fixed Rate Fiscal and Paying Agency Agreement.

The Guarantor hereby agrees that its obligations hereunder shall be absolute, full and unconditional , irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Note or the Fixed Rate Fiscal and Paying Agency Agreement and the Guarantor’s obligations hereunder shall be unaffected and shall be re-instated in the event that any payment by the Issuer under the Notes is set aside or recharacterized on the insolvency, bankruptcy or liquidation of the Issuer. The Guarantor hereby irrevocably waives, to the extent it may do so under New York law, any protection it may be entitled to under Sections 365(c)(1), 365(c)(2), and 365(e)(2) of the U.S. Bankruptcy Code or any similar or successor provision of applicable law of similar import in the event of any bankruptcy, insolvency, reorganization or liquidation of the Issuer. The Guarantor hereby waives all defenses that it may have to a claim hereunder (including diligence, presentment and demand of payment (except to the extent required to make a payment of principal or interest due and payable), as well as filing of claims with a court in the event of merger or bankruptcy of the Issuer, and any right to require a proceeding first against the Issuer’s protest or notice with respect to such Note or the indebtedness evidenced thereby) other than the defense of payment in full (subject to the provisions of the first sentence of this paragraph) or that a payment of principal or interest or an Additional Amount is not due and payable and covenants that this Guarantee will not be

[Signature Page to Fixed Rate Guarantee]

D-1

discharged except by payment in full of the principal of and interest on such Note. The Guarantor agrees to comply with and perform the covenants of the Guarantor set forth in Section 6 of the Conditions of the Notes.

The Guarantor shall be subrogated to all rights of the registered holder of such Note and the Fiscal Agent against the Issuer in respect of any amounts paid to such holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not exercise, or receive any payments arising out of or based upon, such right of subrogation which it may have at any time under this Guarantee and the Guarantor waives all rights of set-off and counter-claim against the Issuer in respect of such right of subrogation until the principal and interest on all Notes issued under such Fixed Rate Fiscal and Paying Agency Agreement shall have been paid in full. For the avoidance of doubt, the Guarantor’s agreement not to exercise its right of subrogation (or to receive any payments arising out of or based upon such right) shall not be construed as a waiver, as between the Guarantor and the Issuer, of such right.

All terms used in this Guarantee which are defined in the Fixed Rate Fiscal and Paying Agency Agreement shall have the meanings assigned to them in the Fixed Rate Fiscal and Paying Agency Agreement.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

The Guarantor hereby irrevocably agrees that any legal suit, action or proceeding against the Guarantor, arising solely out of or based upon this Guarantee may be instituted in any state or United States federal court located in the Borough of Manhattan , The City of New York, New York and irrevocably waives to the fullest extent permitted by law any objection which it may now or hereinafter have to the laying of venue of any such proceeding, and irrevocably waives any objection based on the absence of a necessary or indispensable party in any such proceeding, and irrevocably accepts and submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding (but only for such purpose) and irrevocably waives any and all right to trial by jury. To the extent permitted by law, the Guarantor hereby waives any objection to the enforcement by any competent court in the United Kingdom of any judgment validly obtained in any such court in New York, New York on the basis of any such legal suit, action or proceeding. The Guarantor hereby appoints CT Corporation System, as its authorized agent (“Authorized Agent”) upon which process may be served in any action arising out of or based on this Guarantee, which may be instituted in any state or federal court in the Borough of Manhattan, the City of New York, New York, and expressly consents to the non-exclusive jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable unless and until a successor Authorized Agent reasonably acceptable to the Fiscal Agent shall be appointed and such successor shall accept such appointment. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Guarantor.

[Signature Page to Fixed Rate Guarantee]

D-2

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be signed manually or by facsimile by its duly Authorized Officer (as defined in the Fixed Rate Fiscal and Paying Agency Agreement).

Date:

SABMiller plc

By:
Name:
Title:

[Signature Page to Fixed Rate Guarantee]

D-3